EXHIBIT 2.3

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                                  By and Among

                       AMERICAN RADIO SYSTEMS CORPORATION,

                                 CBS CORPORATION

                                       and

                               R ACQUISITION CORP.

                                   Dated as of

                                December 18, 1997












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

                                TABLE OF CONTENTS


ARTICLE 1         DEFINED TERMS...................................................................................1

ARTICLE 2         THE MERGER......................................................................................2
                  2.1      The Merger.............................................................................2
                  2.2      Closing................................................................................2
                  2.3      Effective Time.........................................................................2
                  2.4      Effect of the Merger...................................................................2
                  2.5      Certificate of Incorporation...........................................................2
                  2.6      Bylaws.................................................................................2
                  2.7      Directors and Officers.................................................................2

ARTICLE 3         CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES..................................................3
                  3.1      Conversion of Capital Stock............................................................3
                  3.2      Exchange of Certificates.  ............................................................4
                  3.3      Closing of American's Transfer Books...................................................5
                  3.4      Dissenting Shares......................................................................6
                  3.5      Tower Merger...........................................................................6

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF AMERICAN......................................................8
                  4.1      Organization and Business; Power and Authority; Effect of Transaction..................8
                  4.2      Financial and Other Information.  ....................................................11
                  4.3      Changes in Condition..................................................................11
                  4.4      Properties............................................................................11
                  4.5      Compliance with Private Authorizations................................................11
                  4.6      Compliance with Governmental Authorizations and Applicable Law;
                           Litigation............................................................................12
                  4.7      Related Transactions..................................................................13
                  4.8      Taxes and Tax Matters.................................................................13
                  4.9      Employee Retirement Income Security Act of 1974.......................................14
                  4.10     Insurance.............................................................................17
                  4.11     Authorized Capital Stock..............................................................17
                  4.12     Employment Arrangements...............................................................18
                  4.14     Brokers...............................................................................18
                  4.15     Information Supplied..................................................................18
                  4.16     Ordinary Course of Business...........................................................19
                  4.17     Environmental Matters.................................................................19
                  4.18     Opinion of Financial Advisor..........................................................20
                  4.19     Contracts; Debt Instruments...........................................................20
                  4.20     State Takeover Statutes...............................................................21
                  4.21     Appraisal Rights......................................................................21

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF MERGEPARTY...................................................21
                  5.1      Organization and Business; Power and Authority; Effect of Transaction.................21
                  5.2      Compliance with Governmental Authorizations and Applicable Law;
                           Litigation............................................................................22
                  5.3      Mergeparty Financing..................................................................23







ARTICLE 6         COVENANTS......................................................................................23
                  6.1      Access to Information; Confidentiality................................................23
                  6.2      Agreement to Cooperate................................................................23
                  6.3      Public Announcements..................................................................26
                  6.4      Notification of Certain Matters.......................................................26
                  6.5      Stockholder Approval. ................................................................26
                  6.6      Proxy Statement; Registration Statement.  ............................................26
                  6.7      Miscellaneous.........................................................................27
                  6.8      Option Plans..........................................................................27
                  6.9      Conduct of Business by Mergeparty Pending the Merger..................................29
                  6.10     Conduct of Business by American Pending the Merger....................................29
                  6.11     Control of Operations.................................................................31
                  6.12     Directors', Officers' and Employees' Indemnification and Insurance....................31
                  6.13     Solicitation of Employees.............................................................32
                  6.14     Change of Name........................................................................33
                  6.15     Benefit Plans.........................................................................33
                  6.16     American Cumulative Preferred Stock...................................................33
                  6.17     American Tower Transaction............................................................33
                  6.18     Purchase Price Adjustment.............................................................39
                  6.19     Tower Leases..........................................................................41
                  6.20     Affiliates of American................................................................42

ARTICLE 7         CLOSING CONDITIONS.............................................................................42
                  7.1      Conditions to Obligations of Each Party to Effect the Merger..........................42
                  7.2      Conditions to Obligations of Mergeparty...............................................43
                  7.3      Conditions to Obligations of American.................................................44

ARTICLE 8         TERMINATION, AMENDMENT AND WAIVER..............................................................44
                  8.1      Termination...........................................................................44
                  8.2      Effect of Termination.
                   ..............................................................................................45

ARTICLE 9         GENERAL PROVISIONS.............................................................................46
                  9.1      Amendment.............................................................................46
                  9.2      Waiver................................................................................46
                  9.3      Fees, Expenses and Other Payments.....................................................46
                  9.4      Notices...............................................................................47
                  9.5      Specific Performance; Other Rights and Remedies.......................................47
                  9.6      Survival of Representations, Warranties, Covenants and Agreements.....................48
                  9.7      Severability..........................................................................48
                  9.8      Counterparts..........................................................................48
                  9.9      Section Headings......................................................................48
                  9.10     Governing Law.........................................................................48
                  9.11     Further Acts..........................................................................48
                  9.12     Entire Agreement; No Other Representations or Agreements..............................49
                  9.13     Assignment............................................................................49
                  9.14     Parties in Interest...................................................................49
                  9.15     Mutual Drafting.......................................................................49
                  9.16     Obligations of American and of Mergeparty.............................................50

                                      -ii-


                  9.17     Mergeparty Agent for Mergeparty Subsidiary............................................50



APPENDIX A:                Definitions

EXHIBITS:

         EXHIBIT A:        Restated Certificate of Incorporation
         EXHIBIT B:        Market Fee Schedule
         EXHIBIT C:        Form of Opinion of FCC Counsel to American
         EXHIBIT D:        Tower Merger Agreement

SCHEDULES:                 Schedule 4.1(e)

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


         Amended and Restated Agreement and Plan of Merger, dated as of December 18, 1997, by and among American Radio Systems Corporation, a Delaware corporation ("American"), CBS Corporation (formerly, Westinghouse Electric Corporation), a Pennsylvania corporation ("Mergeparty"), and R Acquisition Corp., a Delaware corporation ("Mergeparty Subsidiary").

                              W I T N E S S E T H:

         WHEREAS, American, Mergeparty and Mergeparty Subsidiary are parties to an Agreement and Plan of Merger, dated as of September 19, 1997 (the "Original Merger Agreement"), providing for the merger of Mergeparty Subsidiary with and into American on the terms and conditions set forth therein; and

         WHEREAS, American, Mergeparty and Mergeparty Subsidiary desire to amend and restate the Original Merger Agreement in its entirety to make certain changes to the Original Merger Agreement; and

         WHEREAS, American, Mergeparty and Mergeparty Subsidiary have entered into this Amended and Restated Agreement and Plan of Merger (this "Agreement") providing that Mergeparty Subsidiary shall be merged with and into American, which shall be the surviving corporation, on the terms and conditions set forth in this Agreement (the "Merger").

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, the parties hereto hereby, intending to be legally bound, represent, warrant, covenant and agree as follows:

                                    ARTICLE 1

                                  DEFINED TERMS

         As used herein, unless the context otherwise requires, the terms defined in Appendix A shall have the respective meanings set forth therein. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in either Disclosure Schedule and each Collateral
Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof," "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular section, and references to "this Section" or "this Article" are intended to refer to the entire section or article and not a particular subsection thereof. The term "either party" shall, unless the context otherwise requires, refer to American, on the one hand, and Mergeparty and Mergeparty Subsidiary, on the other hand.

                                    ARTICLE 2

                                   THE MERGER

         2.1 The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DCL"), at the Effective Time, Mergeparty Subsidiary shall be merged with and into American. As a result of the Merger, the separate corporate existence of Mergeparty Subsidiary shall cease and American shall continue as the surviving corporation in the Merger (sometimes referred to, as such, as the "Surviving Corporation").

         2.2 Closing. Unless this Agreement shall have been terminated pursuant to Section 8.1 and subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of the conditions set forth in Article 7, the closing of the Merger (the "Closing") will take place, at 10:00 a.m., on the Closing Date, at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, on the date that is the second (2nd) day after the date on which all of the conditions set forth in Article 7 (other than those which require delivery of opinions or documents at the Closing) shall have been satisfied or waived, unless another date, time or place is agreed to in writing by the parties. The date on which the Closing occurs is herein referred to as the "Closing Date."

         2.3 Effective Time. Subject to the provisions of this Agreement, as promptly as practicable after the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") and any related filings required under the DCL with the Secretary of State of the State of Delaware. The Merger shall become effective at such time as such documents are duly filed with the Secretary of State of the State of Delaware, or at such later time as is specified in such documents (the "Effective Time").

         2.4 Effect of the Merger. The Merger shall have the effects provided for under the DCL.

         2.5 Certificate of Incorporation. The Certificate of Incorporation of American, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to read in its entirety as set forth in Exhibit A and, as so amended, such Certificate of Incorporation, together with the Certificates of Designation of (i) 113/8% Series B Cumulative Exchangeable Preferred Stock, par value $.01 per share, of American ("American Cumulative Preferred Stock") and (ii) 7% Convertible Exchangeable Preferred Stock, par value $.01 per share, of American ("American Convertible Preferred Stock" and, collectively with American Cumulative Preferred Stock, "American Preferred Stock"), shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law. Such amendment shall not be deemed to affect in any manner the Certificates of Designation of American Preferred Stock.

         2.6 Bylaws. The bylaws of American in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law and the Organic Documents of the Surviving Corporation.

         2.7 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified, or upon their earlier resignation or removal, in accordance with Applicable Law and the Organic Documents of the Surviving Corporation, (a) the directors of Mergeparty
Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of American at the Effective Time shall be the officers of the Surviving Corporation.

                                    ARTICLE 3

                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

         3.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Mergeparty, Mergeparty Subsidiary or American or their respective stockholders:

         (a) Each share of Common Stock, par value $1.00 per share, of Mergeparty Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation;

         (b) Each share of American Cumulative Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding;

         (c) Each share of American Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding;

         (d) Subject to paragraph (e) below, each share of Class A Common Stock, par value $.01 per share ("American Class A Common"), each share of Class B Common Stock, par value $.01 per share ("American Class B Common"), and each share of Class C Common Stock, par value $.01 per share ("American Class C Common" and, collectively with American Class A Common and American Class B Common, "American Common Stock"), of American issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into the right to receive the following:

                  (i) if the Tower Merger Effective Time shall not have occurred, (A) $44.00 in cash and (B) one share of Tower Common Stock, with (x) each share of American Class A Common being converted into the right to receive one share of Class A Common Stock, par value $.01 per share ("Tower Class A Common"), of American Tower Systems Corporation, a Delaware corporation and a wholly-owned Subsidiary of American ("American Tower"), (y) each share of American Class B Common being converted into the right to receive one share of Class B Common Stock, par value $.01 per share ("Tower Class B Common"), of American Tower, and (z) each share of American Class C Common being converted into the right to receive one share of Class C Common Stock, par value $.01 per share ("Tower Class C Common" and, collectively with Tower Class A Common and Tower Class B Common, "Tower Common Stock"), of American Tower (collectively, the "Tower Stock Consideration"); or

                  (ii) if the Tower Merger Effective Time shall have occurred, an amount in cash determined by dividing $44.00 by the American Conversion Fraction.

The term "Cash Consideration" shall mean the following: (x) if the Tower Merger Effective Time shall not have occurred, $44.00, and (y) if the Tower Merger Effective Time shall have occurred, the amount of cash determined pursuant to the provisions of clause (ii) preceding. The term "Merger Consideration" shall mean the Cash Consideration and, if the Tower Merger Effective Time shall not have occurred, the Tower Stock Consideration.

         (e) Each share of American Common Stock owned by American or any of its Subsidiaries or Mergeparty or any of its Subsidiaries immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

         As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of American Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificates formerly representing such shares shall thereafter cease to have any rights with respect to such shares, except, subject to paragraph (e) above, the right to receive, without interest, the Merger Consideration, or, in the case of a holder of Dissenting Shares, the right to perfect the right to receive payment for Dissenting Shares pursuant to
Section 262 of the DCL.

         3.2      Exchange of Certificates.

         (a) From time to time, on or prior to or after the Effective Time, Mergeparty shall deposit or cause to be deposited with an exchange agent selected by Mergeparty and not reasonably disapproved of by American (the "Exchange Agent") in trust for the benefit of the holders of American Common Stock cash in amounts and at times necessary for the prompt payment of the Cash Consideration, and American shall deposit or cause to be deposited with the Exchange Agent in trust for the benefit of the holders of American Common Stock shares of Tower Common Stock in amounts and at times necessary for the prompt delivery of the Tower Stock Consideration, if any, upon the surrender of Certificates.

         (b) Not more than five (5) business days subsequent to the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of American Common Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as American and Mergeparty may agree) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Certificate shall receive in exchange therefor the Merger Consideration multiplied by the number of shares of American Common Stock formerly represented by such Certificates. The amount of Cash Consideration paid to the holder of Certificates shall be in the form of a wire transfer of immediately available funds if so requested by any holder entitled to receive not less than $500,000 in cash, and the cost of such wire transfers shall be borne by the Surviving Corporation. Such letter of transmittal and instructions shall be available at the Closing for holders of American Common Stock. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of American Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

         (c) Promptly following the date which is six (6) months after the Closing Date, the Exchange Agent shall deliver to Mergeparty all cash and any shares of Tower Common Stock in its possession relating to the transactions described in this Agreement that remain unclaimed, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar Laws) receive in exchange therefor the aggregate Merger Consideration to which such holder is entitled, without any interest thereon, but together with dividends and distributions, if any, paid by American Tower on or with respect to the Tower Common Stock in accordance with the provisions of Section 3.2(d).

         (d) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the earlier to occur of the Tower Merger Effective Time or the Effective Time on Tower Common Stock shall be paid with respect to any shares of Tower Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein or, if the Tower Merger Effective Time shall have occurred, as provided in the Tower Merger Agreement. Subject to the effect of Applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the shares of Tower Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the earlier to occur of the Tower Merger Effective Time or the Effective Time theretofore payable with respect to such shares of Tower Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the earlier to occur of the Tower Merger Effective Time or the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Tower Common Stock, less the amount of any withholding taxes which may be required thereon.

         (e) If the Merger Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the delivery of the Merger Consideration that the Certificate so surrendered shall be properly endorsed or accompanied by appropriate stock powers (with signatures guaranteed in accordance with the transmittal letter) and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Exchange Agent any transfer or other Taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not required to be paid.

         (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other reasonable conditions as the Exchange Agent may impose, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger
Consideration (to the extent applicable) deliverable in respect thereof as determined in accordance with this Article. When authorizing such issue of the Merger Consideration in exchange therefor, the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate (if other than a recognized financial institution) to give the Exchange Agent a bond or other surety in such sum as it may reasonably direct as indemnity against any Claim that may be made against the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

         (g) At and after the Effective Time, the holder of a Certificate shall cease to have any rights as a holder of shares of American Common Stock, except for the right to surrender Certificates in the manner prescribed by Section 3.2 in exchange for delivery of the Merger Consideration, or, in the case of a holder of Dissenting Shares, the right to perfect the right to receive payment for Dissenting Shares pursuant to Section 262 of the DCL.

         (h) The Surviving Corporation shall be entitled to, or shall be entitled to cause the Exchange Agent to, deduct and withhold from the consideration otherwise deliverable pursuant to this Agreement to any holder of shares of American Common Stock such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered to the holder of the shares of American Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

         (i) The Exchange Agent shall invest any funds held by it for purposes of this Section 3.2 as directed by Mergeparty, on a daily basis. Any interest and other income resulting from such investments shall be paid to Mergeparty and any risk of loss resulting from such investments shall be borne by Mergeparty.

         3.3 Closing of American's Transfer Books. At the Effective Time, the stock transfer books of American relating to American Common Stock shall be closed and no transfer of shares of American Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Certificates formerly representing American Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration in accordance with the provisions of this Article.

         3.4 Dissenting Shares.

         (a) Notwithstanding any other provision of this Agreement to the contrary, shares of American Common Stock that are outstanding immediately prior to the Effective Time and which are held by American stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall be entitled to and shall have demanded properly in writing appraisal rights for such shares of American Common Stock in accordance with Section 262 of the DCL and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "Dissenting Shares"), shall not be converted into or represent the right to receive the Merger Consideration payable in respect of each share of American Common Stock represented thereby. Such American stockholders shall be entitled to receive payment of the appraised value of such shares of American Common Stock held by them in accordance with the provisions of the DCL; provided, however, that all Dissenting Shares held by American stockholders who shall have failed to perfect or who effectively shall have withdrawn, forfeited or lost their appraisal rights with respect to such shares of American Common Stock under the DCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive, without any interest thereon, the Merger
Consideration upon surrender, in the manner provided in Section 3.2, of the Certificates with respect to such shares.

         (b) American shall give Mergeparty prompt notice of any demands for appraisal rights received by it, withdrawals of such demands, and any other instruments served pursuant to the DCL and received by American and relating thereto. American shall give Mergeparty the opportunity to direct all negotiations and proceedings with respect to demands for appraisal rights under the provisions of the DCL. American shall not, except with the prior written consent of Mergeparty, make any payment with respect to any demands for appraisal rights, or offer to settle, or settle, any such demands.

         (c) If the Tower Merger Effective Time shall not have occurred and the Delaware Court of Chancery (the "Court") conducts an appraisal proceeding pursuant to Section 262 of the DCL relating to an obligation to pay the appraised value per share of American Common Stock ("Appraised Total Value") to the holders of the Dissenting Shares, American Tower shall promptly pay to American the portion of the Appraised Total Value attributable to the Tower Stock Consideration (the "Tower Stock Payment") and American shall contribute (without the payment of any amount or the issuance of any securities by American Tower) to the capital of American Tower such shares of Tower Common Stock owned by American that the holders of the Dissenting Shares would have been entitled to receive had they not exercised their appraisal rights. The Tower Stock Payment shall be determined pursuant to the following provisions:

                  (i) American shall request the Court to determine in writing the Tower Stock Payment. If the Court shall make such determination the Tower Stock Payment shall be the amount so determined; and

                  (ii) If the Court shall not make such determination within a 30-day period following such request (at which time such request shall be withdrawn) (the "Determination Deadline"), American, American Tower and Mergeparty shall submit to an arbitrator (the "Arbitrator") for review and resolution the determination of the Tower Stock Payment. The Arbitrator shall be a nationally recognized investment banking firm which shall be agreed upon by American, Mergeparty and American Tower in writing. The Arbitrator shall be requested to render a decision resolving the amount of the Tower Stock Payment within 30 days following the date of its selection. If the parties cannot agree on the firm to be selected as Arbitrator within 15 days following the Determination Deadline, then American and Mergeparty, on the one hand, and American Tower, on the other hand, shall each choose one such firm within 10 days following the expiration of such 15-day period to review, resolve and agree on the determination of the Tower Stock Payment, which determination, once agreed to in writing by both such firms, shall be final, conclusive and binding on the parties. If such two firms cannot agree on the amount of the Tower Stock Payment within 30 days following the date on which the second of such firms is selected, then such two firms shall promptly select a third such firm to make such determination, which determination shall be made by such third firm within 30 days of the date on which such third firm is selected. The determination of such third firm of the amount of the Tower Stock Payment shall be final, conclusive and binding on the parties. The cost of any such arbitration (including the fees of the Arbitrator and any other firm selected hereunder) shall be borne 50% by American and 50% by American Tower. American Tower shall promptly pay to American the amount of the Tower Stock Payment once such amount is determined in accordance with this clause (ii).

         3.5 Tower Merger. Anything in this Agreement to the contrary notwithstanding, if the Effective Time shall not have occurred by May 31, 1998 (as such date may be extended by American with the written consent of
Mergeparty, such consent not to be unreasonably withheld, delayed or conditioned), on June 1, 1998 (or the date following the date, if any, to which the May 31, 1998 date shall have been so extended), the Board of Directors of American shall, in its sole discretion, either (i) consummate the merger of ATS Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of American ("ATS Mergercorp"), with and into American, which will be the surviving corporation (the "Tower Merger"), pursuant to the agreement and plan of merger between American and ATS Mergercorp dated as of the date hereof and set forth as Exhibit D hereto (the "Tower Merger Agreement"), or (ii) irrevocably elect to abandon the Tower Merger. Pursuant to the Tower Merger Agreement, each share of ATS Mergercorp Common Stock issued and outstanding immediately prior to the effective time of the Tower Merger (the "Tower Merger Effective Time") shall, by virtue of the Tower Merger and without any action on the part of the holder thereof, be automatically canceled and extinguished and each share of American Common Stock issued and outstanding immediately prior to the Tower Merger Effective Time shall be converted into the right to receive:

                  (a) one share of Tower Common Stock, with (i) each share of American Class A Common being converted into the right to receive one share of Tower Class A Common, (ii) each share of American Class B Common being converted into the right to receive one share of Tower Class B Common, and (iii) each share of American Class C Common being converted into the right to receive one share of Tower Class C Common (collectively, the "Tower Merger Tower Consideration"); and

                  (b) a fraction (the "American Conversion Fraction") of a share of American Common Stock of the same class as the class of American Common Stock being converted, (i) the numerator of which is the difference between (A) the denominator and (B) the value (determined as set forth below) of one share of Tower Class A Common immediately prior to the Tower Merger Effective Time, and (ii) the denominator of which is the value (determined as set forth below) of one share of American Class A Common immediately prior to the Tower Merger Effective Time (collectively with the Tower Merger Tower Consideration, the "Tower Merger Consideration").

For purposes of determining the value of the American Class A Common and the Tower Class A Common immediately prior to the Tower Merger Effective Time the following principles shall apply:

                  (x) each share of American Class A Common shall be valued at an amount equal to the average closing sales price of the American Class A Common on the NYSE, as reported by the Wall Street Journal, for the ten (10) consecutive trading days immediately preceding the second trading date prior to the Tower Merger Effective Time; and

                  (y) each share of Tower Class A Common shall be valued at the amount determined in good faith by the American Radio Board of Directors to be its fair market value immediately prior to the Tower Merger Effective Time.

No certificates in respect of fractional shares of American Common Stock shall be issued in the Tower Merger, and cash shall be paid in lieu thereof as provided in the Tower Merger Agreement. The certificates that immediately prior to the Tower Merger Effective Time represented outstanding shares of American Common Stock shall be deemed, without any action of the holders thereof, to represent that number of shares of American Common Stock that the holder thereof has the right to receive pursuant to clause 3.5(b), together with cash in lieu of fractional shares as provided in the Tower Merger Agreement.

         Immediately prior to the Tower Merger Effective Time, American shall contribute to ATS Mergercorp a number of shares of Tower Common Stock equal to the Tower Merger Tower Consideration.


                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF AMERICAN

         Except  as  set  forth   with   respect  to   specifically   identified
representations and warranties in the American Disclosure Schedule or as otherwise contemplated by this Agreement, American hereby represents and warrants to Mergeparty and Mergeparty Subsidiary as follows:

         4.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) American is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted. American is duly qualified and in good standing as a foreign corporation in each other jurisdiction (as shown on Section 4.1(a) of the American Disclosure Schedule) in which the character of the property owned or leased by it or the nature of its business or operations requires such qualification, with full power and authority (corporate and other) to carry on the business in which it is engaged, except in such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on American.

         (b) Each of American and its Subsidiaries has all requisite power and authority (corporate and other) to execute, deliver and perform its obligations under this Agreement and each Collateral Document executed or required to be executed by such party pursuant hereto or thereto and to consummate the Merger and the other transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of American and its

Subsidiaries, other than the approval of the holders of shares of American Common Stock contemplated by Section 4.13, and no other corporate proceedings on the part of American or any of its Subsidiaries are necessary to authorize this Agreement or the transactions contemplated hereby or to consummate the Merger or the other transactions so contemplated (other than, with respect to the Merger, the Required Vote and with respect to the Tower Merger, the Required Tower
Vote). This Agreement has been duly executed and delivered by American and constitutes, and each Collateral Document executed or required to be executed by American and its Subsidiaries pursuant hereto or to consummate the Merger when executed and delivered by American and its Subsidiaries, as applicable, will constitute, a valid and binding obligation of American and its Subsidiaries, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. As of the date hereof, the Board of Directors of American, at a meeting duly called and held at which a quorum was present throughout, has approved the Merger and this Agreement, and the Tower Merger and the Tower Merger Agreement, and has recommended that the holders of shares of American Common Stock approve and adopt this Agreement, the Tower Merger Agreement and the transactions contemplated hereby and thereby, including without limitation the Merger and the Tower Merger.

         (c) The execution, delivery and performance by American and its Subsidiaries, as applicable, of this Agreement and any Collateral Document executed or required to be executed by such parties pursuant hereto or thereto do not, and the consummation by American of the Merger and the other transactions contemplated hereby and thereby, and compliance with the terms, conditions and provisions hereof or thereof by such parties will not:

                  (i) (A) Except as set forth in Section 4.1(c) of the American Disclosure Schedule, conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of American or its Subsidiaries, as applicable, or (B) conflict with, or result in a breach or violation of, or constitute a default under, or permit the termination, cancellation or acceleration of any obligation or liability in, or but for any requirement of the giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such termination, cancellation or acceleration of, any agreement, arrangement, contract, undertaking, understanding, Applicable Law or other obligation or Private Authorization of American or its Subsidiaries, as applicable, except, in the case of clause (B), for such conflicts, breaches, violations, terminations, cancellations, defaults or accelerations that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on American; or

                  (ii) result in or permit the creation or imposition of any Lien upon any property now owned or leased by American except for such Liens that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on American; or

                  (iii) require any Governmental Authorization or Governmental Filing except for (A) the FCC Consents, (B) filings under the Hart-Scott-Rodino Act, (C) the filing with the Commission of (I) the Proxy Statement, (II) the Tower Proxy Statement, (III) the Registration Statement and (IV) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (D) the filing of the Certificate of Merger and a certificate of merger relating to the Tower Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which American is qualified to do business and (E) such other Governmental Authorizations and Governmental Filings the failure of which to be made or obtained would not be individually or in the aggregate, reasonably likely to have a Material Adverse Effect on American.

         (d) American does not have any direct or indirect Subsidiaries other than those set forth on Section 4.1(d) of the American Disclosure Schedule (read without the last three lines of the first page thereof) (and other than ATS Mergercorp, American Tower, American Tower Systems (Delaware), Inc., ATS
Needham, LLC, Tower, LLC and Communications Systems Development, LLC). Each direct or indirect Subsidiary of American (and other than ATS Mergercorp, American Tower, American Tower Systems (Delaware), Inc., ATS Needham, LLC, Tower, LLC and Communications Systems Development, LLC) is (i) wholly-owned unless noted otherwise in Section 4.1(d) of the American Disclosure Schedule,
(ii) a corporation which is duly organized, validly existing and in good standing under the laws of the respective state of incorporation set forth opposite its name on Section 4.1(d) of the American Disclosure Schedule, and
(iii) duly qualified and in good standing as a foreign corporation in each other jurisdiction (as shown on Section 4.1(d) of the American Disclosure Schedule) in which the character of the property owned or leased by it or the nature of its business or operations requires such qualification, with full power and authority (corporate and other) to carry on the business in which it is engaged, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not be reasonably likely to have a Material Adverse
Effect on American. American owns, directly or indirectly, all of the outstanding capital stock and equity interests (as shown in Section 4.1(d) of the American Disclosure Schedule) of such Subsidiaries, free and clear of all Liens (except as set forth in the American Financial Statements or Section 4.1(d) of the American Disclosure Schedule), and all such stock has been duly authorized and validly issued and is fully paid and nonassessable. There are no outstanding Option Securities or Convertible Securities, or agreements or understandings of any nature whatsoever, relating to the authorized and unissued or outstanding capital stock of such Subsidiaries (except as set forth in the American Financial Statements or Section 4.1(d) of the American Disclosure Schedule.

         (e) Each of ATS Mergercorp and American Tower is (i) a wholly-owned subsidiary of American (in the case of American Tower, as of the date hereof) and (ii) a corporation which is duly organized, validly existing and in good standing under the DCL. American owns, directly or indirectly, all of the outstanding capital stock and equity interests of each of ATS Mergercorp and American Tower, free and clear of all Liens, subject, in the case of ATS Mergercorp, to the receipt of Amendment No. 2 to American's Credit Agreements referred to in Section 4.1(d) of the American Disclosure Schedule, a copy of which has been delivered to Mergeparty prior to the date hereof, and all such stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights. There are no outstanding Option Securities or Convertible Securities, or agreements or understandings of any nature whatsoever, relating to the authorized and unissued outstanding capital stock of such Subsidiaries (except, with respect to American Tower, pursuant to the following: (i) the Agreement and Plan of Merger, dated as of December 12, 1997 (the "ATC Merger Agreement"), by and between American Tower and American Tower Corporation, an unaffiliated Delaware corporation, a copy of which has been delivered to Mergeparty prior to the date hereof, (ii) the Agreement and Plan of Merger, dated as of November 21, 1997, by and among American Tower, American Tower Systems (Delaware), Inc., Gearon & Co., Inc., and
J. Michael Gearon, Jr., a copy of which has been delivered to Mergeparty prior to the date hereof, (iii) the proposed issue and sale of shares of Tower Common Stock to certain officers and directors of American Tower (and their affiliates) for an aggregate consideration of approximately $80,000,000, (iv) employee stock options outstanding to purchase shares of American Tower Systems (Delaware), Inc. which will be converted into options to acquire Tower Common Stock, and (v) as contemplated by Section 6.8(b)). The authorized capital stock of (i) ATS Mergercorp consists of 3,000 shares of common stock, par value $.01 per share (the "ATS Mergercorp Common Stock"), and (ii) American Tower consists of 20,000,000 shares of preferred stock, 200,000,000 shares of Tower Class A Common, 50,000,000 shares of Tower Class B Common, and 10,000,000 shares of Tower Class C Common, and the terms of the Restated Certificate of Incorporation of American Tower, a copy of which has been delivered to Mergeparty prior to the date hereof, relating to each of the shares of Tower Class A Common,

Tower Class B Common and Tower Class C Common (other than those relating to the number of authorized shares) are identical to the terms of the Restated Certificate of Incorporation of American as in effect on the date of the Original Merger Agreement relating to the shares of American Class A Common, American Class B Common and American Class C Common, respectively, except for the following terms: (i) terms which permit dividends and other distributions of securities of Persons other than American Tower (including Subsidiaries of American Tower) to be made in the form of different classes of securities of such Persons, (ii) terms which provide that if a holder of Tower Common Stock grants a proxy, whether revocable or irrevocable, and whether general or specific to a particular transaction, the granting of such proxy does not constitute a transfer for purposes of requiring conversion of Tower Class B Common to Tower Class A Common, (iii) terms which permit any CEA Holder (as defined in the Restated Certificate of Incorporation of American Tower) to convert shares of Tower Class C Common Stock into shares of Tower Class A Common Stock upon approval of the Board of Directors of American Tower, and (iv) terms clarifying the fact that holders of Tower Class A Common Stock and Tower Class B Common Stock vote as a single class on all matters submitted for a stockholder vote, including, notwithstanding the first sentence of Section 242(b)(2) of the DCL, any amendment of the Restated Certificate of Incorporation of American Tower which would increase or decrease the number of authorized shares of any class of Tower Common Stock. The number of shares of American Tower which are authorized and outstanding and owned by American is equal to the number of authorized and outstanding shares of American Common Stock and the number of shares of American Common Stock issuable upon the exercise of Option Securities and upon the conversion of Convertible Securities (except with respect to shares of American Common Stock subject to American Options set forth on Schedule 4.1(e) to this Agreement which are held by Tower Employees who have stated that they will enter into definitive agreements to have such American Options assumed by American Tower and converted into options to acquire Tower Common Stock in accordance with Section 6.8(b)).

         4.2 Financial and Other Information. American has heretofore furnished to Mergeparty copies of the audited consolidated financial statements of American and its Subsidiaries set forth in its Annual Report on Form 10-K (the "American 10-K") for the fiscal year ended December 31, 1996 and the unaudited consolidated financial statements of American and its Subsidiaries set forth in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997 (the "American September 10-Q") (collectively, the "American Financial Statements"). The American Financial Statements, including in each case the notes thereto, comply as to form, in all material respects, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, and fairly present in all material respects the financial condition, results of operations and cash flows of American and its Subsidiaries on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal year-end audit adjustments and accruals. American has filed all required reports and other documents with the Commission since July 1, 1995 (the "American SEC Documents"). Except as set forth in the American SEC Documents filed and publicly available prior to the date of the Original Merger Agreement (the "Filed American SEC Documents"), neither American nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on American. None of the American Disclosure Schedule or the American SEC Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         4.3 Changes in Condition. Except as set forth in Section 4.3 of the American Disclosure Schedule, between June 30, 1997 and the date of the Original Merger Agreement, there has been no Material Adverse Change in American.

         4.4 Properties. (a) American and each of its Subsidiaries (other than the Tower Subsidiaries) has good and marketable title to all material parcels of real property owned by it and good and merchantable title to all material items of property and assets, tangible and intangible, (i) reflected in the financial statements of American as of June 30, 1997, and (ii) acquired after June 30, 1997, except in each case for those sold or otherwise disposed of since June 30, 1997, in each case free and clear of all Liens, except (x) Permitted Liens and
(y) Liens set forth in the American Financial Statements or Section 4.4 of the American Disclosure Schedule.

         (b) All of the assets of American and its Subsidiaries material to the continued operation of their respective businesses are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business, except where the failure to be in such condition or so usable would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on American.

         4.5 Compliance with Private Authorizations. American and each of its Subsidiaries (other than the Tower Subsidiaries) has obtained all Private Authorizations which are necessary for the ownership and operation by American or its Subsidiaries of the business of American and its Subsidiaries, taken as a whole, and the conduct of business thereof as now conducted and which, if not obtained and maintained, would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on American. All such Private Authorizations are, to American's knowledge, in full force and effect, and neither American nor any of its Subsidiaries (other than the Tower Subsidiaries) is, to American's knowledge, in breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and, to American's knowledge, no Event exists or has occurred, which constitutes, or but for any requirement of the giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Private Authorization, except for such defaults, breaches or violations as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on American.

         4.6 Compliance with Governmental Authorizations and Applicable Law; Litigation.

         (a) Section 4.6(a) of the American Disclosure Schedule contains a list of each material Governmental Authorization (including without limitation all material American FCC Licenses) required under Applicable Laws to own and operate the business of American and its Subsidiaries (other than the Tower Subsidiaries), including without limitation each of the American Stations, as currently operated, all of which are in full force and effect, subject to such qualifications and exceptions as may be set forth in Section 4.6(a) of the American Disclosure Schedule. Certain of the Subsidiaries of American (other than any of the Tower Subsidiaries) are the authorized legal holders of the American FCC Licenses listed in Section 4.6(a) of the American Disclosure Schedule, none of which is subject to any restriction or condition which would limit in any material respect the operations of any of the American Stations as currently conducted except as noted in Section 4.6(a) of the American Disclosure Schedule. The American FCC Licenses listed in Section 4.6(a) of the American Disclosure Schedule are valid and in full force and effect and are not impaired in any material respect by any act or omission of American or any of its Subsidiaries, subject to such qualifications and exceptions as may be set forth in Section 4.6(a) of the American Disclosure Schedule; and the operation of each of the American Stations is in accordance with such American FCC Licenses in all material respects, except to the extent so listed in Sections 4.6(a) and (b) of the American Disclosure Schedule. American is fully qualified to be the transferor of control of the American FCC Licenses. All material reports, forms and statements required to be filed by American or any of its Subsidiaries with the FCC with respect to each of the American Stations have been filed and are true, complete and accurate in all material respects. American or one of its Subsidiaries (other than the Tower Subsidiaries) has obtained all Governmental Authorizations in addition to the American FCC Licenses listed in Section 4.6(a) of the American Disclosure Schedule which are necessary for the ownership or operations or the conduct of the business of American and its Subsidiaries, taken as a whole (except with respect to the American Brokered Stations), as now conducted and which, if not obtained and maintained, would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on American and American's performance with respect thereto, and the operation of the American Brokered Stations is in accordance with all applicable Governmental Authorizations except where the failure to be so in accordance would not be reasonably likely to have a Material Adverse Effect on American. As of the date of the Original Merger Agreement, except as noted in Section 4.6(a) of the American Disclosure Schedule, no application, action or proceeding is pending for the renewal or material modification of any of the American FCC Licenses and, to American's knowledge, except as noted in Section 4.6(b) of the American Disclosure Schedule, there was not as of the date of the Original Merger Agreement before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against American or any of its Subsidiaries relating to any of the American Stations or other FCC licensed facilities that, if adversely decided, would be reasonably likely to have a Material Adverse Effect on American (and as of the date of the Original Merger Agreement American did not have knowledge of any basis that would cause the FCC not to renew any of the American FCC Licenses). Except as noted in Schedule 4.6(b) of the American Disclosure Schedule, as of the date of the Original Merger Agreement, there was not then pending and, to American's knowledge, there was not threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or modify in any material respect any of the American FCC Licenses that, if adversely decided, would be reasonably likely to have a Material Adverse Effect on American (other than proceedings to amend FCC rules of general applicability to the radio industry).

         (b) Except as otherwise specifically set forth in Section 4.6(b) of the American Disclosure Schedule, since January 1, 1996, American and its Subsidiaries (other than the Tower Subsidiaries) have conducted its and each of their respective businesses and owned and operated its and each of their respective properties in accordance with all Applicable Laws (excluding Environmental Laws) and Governmental Authorizations, except for such breaches, violations and defaults as, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on American. Except as otherwise specifically described in Section 4.6(b) of the American Disclosure Schedule and except with respect to Environmental Laws, neither American nor any of its Subsidiaries is in or is charged in writing by any Authority with, or, to American's knowledge, is threatened or under investigation by any Authority with respect to, any breach or violation of, or default in the performance, observance or fulfillment of, any Applicable Law relating to the ownership and operation of American's and its Subsidiaries' properties or the conduct of American's and its Subsidiaries' business which will, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on American. Except as otherwise specifically described in Section 4.6(b) of the American Disclosure Schedule and except with respect to Environmental Laws, no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any Governmental Authorization or any Applicable Law, except for such breaches, violations or defaults as, individually or in the aggregate, have not had and would not be reasonably likely to have a Material Adverse Effect on American. With respect to matters, if any, of a nature referred to in
Section 4.6(b) of the American Disclosure Schedule, except as otherwise specifically described in Section 4.6(b) of the American Disclosure Schedule, all such information and matters set forth in the American Disclosure Schedule, if adversely determined against American or one of its Subsidiaries (other than the Tower Subsidiaries), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on American.

         (c) Except as  disclosed  in the Filed  American  SEC  Documents  or in
Section 4.6(c) of the American Disclosure Schedule, there are no Legal Actions pending or, to the knowledge of American, threatened against or affecting American or any of its Subsidiaries (other than the Tower Subsidiaries) including any action by or before the FCC to revoke, suspend, cancel, rescind or modify in any material respect any of the American FCC Licenses, except for Legal Actions that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on American.

         4.7 Related Transactions. Except as set forth in Section 4.7 of the American Disclosure Schedule, as contemplated herein or as disclosed in the Filed American SEC Documents, no director, officer, Affiliate or "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of American or any of its Subsidiaries is currently a party to any transaction which would be required to be disclosed under Item 404 of Regulation S-K of the Securities Act.

         4.8 Taxes and Tax Matters. Except as provided in Section 4.8 of the American Disclosure Schedule:

                  (a) American has filed completely and correctly in all material respects all Tax Returns which are required by all Applicable Laws to be filed by it, and has paid, or made adequate provision for the payment of, all material Taxes which have or may become due and payable pursuant to said Tax Returns and all other Taxes, governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet forming part of the American Financial Statements. The Tax Returns of American have been prepared, in all material respects, in accordance with all Applicable Laws and generally accepted principles applicable to taxation consistently applied;

                  (b) all material Taxes which American is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Taxing Authorities to the extent due and payable;

                  (c) American has not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of American for the fiscal years prior to and including the most recent fiscal year;

                  (d) American is not a "consenting corporation" within the meaning of Section 341(f) of the Code. American has at all times been taxable as a Subchapter C corporation under the Code;

                  (e) American has never been a member of any consolidated group (other than with American and its Subsidiaries) for Tax purposes. American is not a party to any tax sharing agreement or arrangement, other than with its Subsidiaries;

                  (f) no Liens for Taxes exist with respect to any of the assets or properties of American, except for statutory Liens for Taxes not yet due or payable or that are being contested in good faith;

                  (g) all of the U.S. Federal income Tax Returns filed by or on behalf of each of American and its Subsidiaries have been examined by and settled with the Internal Revenue Service, or the statute of limitations with respect to the relevant Tax liability expired, for all taxable periods through and including the period ending on the date on which the Effective Time occurs;

                  (h) all Taxes due with respect to any completed and settled audit, examination or deficiency litigation with any Taxing Authority have been paid in full;

                  (i) there is no audit, examination, deficiency, or refund litigation pending with respect to any Taxes and during the past three years no Taxing Authority has given written notice of the commencement of any audit, examination or deficiency litigation, with respect to any Taxes;

                  (j) American is not bound by any currently  effective  private
         ruling,   closing  agreement  or  similar  agreement  with  any  Taxing
         Authority relating to a material amount of Taxes;

                  (k) except with  respect to  like-kind  exchanges  pursuant to
         Section 1031 of the Code, American shall not be required to include in a taxable period ending after the Effective Time, any taxable income attributable to income that economically accrued in a prior taxable period as a result of Section 481 of the Code, the installment method of accounting or any comparable provision of state or local Tax law;

                  (l) (A) no material amount of property of American is "tax exempt property" within the meaning of Section 168(h) of the Code, (B) no material amount of assets of American is subject to a lease under
         Section 7701(h) of the Code, and (C) American is not a party to any material lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982; and

                  (m) immediately following the Merger, American will not have any material amount of income or gain that has been deferred under Treasury Regulation Section 1.1502-13, or any material excess loss account in a Subsidiary under Treasury Regulation Section 1.1502-19.

         4.9 Employee Retirement Income Security Act of 1974.

         (a) American (which for purposes of this Section 4.9 shall include any ERISA Affiliate) currently sponsors, maintains and contributes only to the Plans and Benefit Arrangements set forth in Section 4.9(a) of the American Disclosure Schedule. American has delivered or made available to Mergeparty true, complete and correct copies of (1) each Plan and Benefit Arrangement (or, in the case of any unwritten Plans or Benefit Arrangements, reasonable descriptions thereof),
(2) the two most recent annual reports on Form 5500 (including all schedules and attachments thereto) filed with the Internal Revenue Service with respect to each Plan (if any such report was required by Applicable Law), (3) the most recent summary plan description (or similar document) for each Plan for which such a summary plan description is required by Applicable Law or was otherwise provided to plan participants or beneficiaries and (4) each trust agreement and insurance or annuity contract or other funding or financing arrangement relating to any Plan. To the knowledge of American, each such Form 5500 and each such summary plan description (or similar document) does not, as of the date hereof, contain any material misstatements. Except as set forth in Section 4.9(a) of the American Disclosure Schedule, as to all Plans and Benefit Arrangements listed in
Section 4.9(a) of the American Disclosure Schedule:

                  (i) all such Plans and Benefit Arrangements comply and have been administered in form and in operation in accordance with their respective terms, and with all Applicable Laws, in all material respects, and American has not received any notice from any Authority disputing or investigating such compliance;

                  (ii) all such Plans maintained by American that are intended to comply with Sections 401 and 501 of the Code comply in all material respects with all applicable requirements of such sections, and no Event has occurred which is known to American which will give rise to disqualification of any such Plan under such sections or to a tax under
         Section  511 of the Code and each such Plan has been
         the subject of a determination letter from the Internal Revenue Service to the effect that such Plan and related trust is qualified and exempt from Federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and, to the knowledge of American, revocation has not been threatened. American has delivered or made available to Mergeparty a copy of the most recent determination letter received with respect to each Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. American has also provided or made available to Mergeparty a list of all Plan amendments as to which a favorable determination letter has not yet been received;

                  (iii) none of the assets of any such Plan are invested in employer securities or employer real property;

                  (iv) there are no Claims (other than routine Claims for benefits or actions seeking qualified domestic relations orders) pending or, to American's knowledge, threatened involving such Plans or the assets of such Plans, and, to American's knowledge, no facts exist which are reasonably likely to give rise to any such Claims (other than routine Claims for benefits or actions seeking qualified domestic relations orders);

                  (v) no such Plan is subject to Title IV of ERISA, and American has no actual or potential liability thereunder;

                  (vi) all group health Plans of American have been operated in compliance in all material respects with the group health plan continuation coverage requirements of COBRA;

                  (vii) neither American nor, to its knowledge, any of its directors, officers, employees or any other fiduciary has committed any breach of fiduciary responsibility imposed by ERISA or any similar Applicable Law that would subject American or any of its respective directors, officers or employees to liability under ERISA or any similar Applicable Law;

                  (viii) American is not and never has been a party to any Multiemployer Plan or made contributions to any such Plan;

                  (ix) except as set forth in the American Financial Statements and pursuant to the provisions of COBRA, American does not maintain any Plan that provides for post-retirement medical or life insurance benefits, and American does not have any obligation or liability with respect to any such Plan previously maintained by it, except as the provisions of COBRA may apply to any former employees or retirees of American;

                  (x) all material contributions to, and material payments from, the Plans and Benefit Arrangements that may have been required to be made in accordance with the terms of the Plans and Benefit Arrangements, and any applicable collective bargaining agreement, have been made. All such contributions to, and payments from, the Plans and Benefit Arrangements, except those payments to be made from a trust qualified under Section 401(a) of the Code, for any period ending before the Closing Date that are not yet, but will be, required to be made, will be properly accrued and reflected in the Closing Balance Sheet;

                  (xi) (1) no "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Plan; (2) no prohibited transaction has occurred that could subject American, any of its employees, or, to the knowledge of American, a trustee, administrator or other fiduciary of any trust
         created   under  any  Plan  to  the  tax  or  sanctions  on
         prohibited transactions imposed by Section 4975 of the Code or Title I of ERISA; (3) none of American, any of its ERISA Affiliates or, to the knowledge of American, any trustee, administrator or other fiduciary of any Plan or any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or has failed to act so as to, subject American or any trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other Applicable Law;

                  (xii) American has not incurred any material liability to a Plan (other than for contributions not yet due) which liability has not been fully paid or accrued for payment as of the date of the Original Merger Agreement;

                  (xiii) except as otherwise contemplated by this Agreement, no current or former employee of American will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Plan or Benefit Arrangement as a result of the transactions contemplated by this Agreement;

                  (xiv) no compensation payable by American to any of its employees under any existing Plan, Benefit Arrangement (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the Code;

                  (xv) any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, director or independent contractor of American who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation
         Section 1.280G-1) under any employment arrangement would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code);

                  (xvi) no Plan which is an employee stock ownership plan (an "ESOP") constitutes a leveraged employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and there are no unallocated shares of stock of American currently held under any such ESOP in a suspense account; and

                  (xvii) there are no outstanding options (or contractual obligations to issue options) to acquire American Common Stock or other American securities other than options held by employees or directors of American and issued under Benefit Arrangements (the aggregate number of which are as set forth in Section 4.11 of the American Disclosure Schedule).

         (b) The execution, delivery and performance by American of this Agreement and the Collateral Documents executed or required to be executed by American pursuant hereto and thereto will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code.

         4.10 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by American or any of its Subsidiaries (other than the Tower Subsidiaries) are with reputable insurance carriers, provide full and adequate coverage, for American and such Subsidiaries (other than the Tower Subsidiaries) and their respective properties and assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except where the failure to maintain such insurance policies, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on American.

         4.11 Authorized Capital Stock. The authorized and outstanding capital stock, Option Securities and Convertible Securities of American, as of September 18, 1997, are as set forth in Section 4.11 of the American Disclosure Schedule. Except as set forth in Section 4.11 of the American Disclosure Schedule, since September 18, 1997, American has not issued any shares of capital stock of any class, any Option Securities or any Convertible Securities, except for the issue of American Common Stock pursuant to the conversion of Convertible Securities or the exercise of Option Securities outstanding on September 18, 1997 and in each case in accordance with their present terms or as otherwise described or contemplated by the Filed American SEC Documents. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights. American had, prior to the date of the Original Merger Agreement, made available to Mergeparty a true and correct copy of the Restated Certificate of Incorporation of American (the "Restated Certificate") as in effect on the date of the Original Merger Agreement. Except as set forth in Section 4.11 of the American Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness of American outstanding having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of American may vote. Except as set forth in Section 4.11 of the American Disclosure Schedule, or, except as set forth in the Restated Certificate, there are no contractual obligations of American or any of its Subsidiaries outstanding to repurchase, redeem or otherwise acquire any shares of capital stock of American or any of its Subsidiaries. Except as otherwise contemplated by this Agreement or as set forth in Section 4.11 of the American Disclosure Schedule, there are no contractual obligations of American to vote or to dispose of any shares of the capital stock of any of its Subsidiaries. No adjustment in either the conversion price or the amount or nature of the securities or other property issuable upon conversion of the shares of American Convertible Preferred Stock is required as a result of (i) the Tower Merger, other than an adjustment to the effect that, upon conversion, the holders thereof shall have the right to receive the Tower Merger Consideration upon any conversion following the Tower Merger Effective Time, as if such conversion had been effected immediately prior to the Tower Merger Effective Time, and (ii) the Merger, other than an adjustment to the effect that, upon conversion, the holders thereof shall have the right to receive the Merger Consideration upon any conversion following the Effective Time as if such conversion had been effected immediately prior to the Effective Time. No adjustment in the exercise price or the number of shares of American Common Stock or the amount or nature of any other securities or property issuable upon the exercise of the American Options is required as result of (i) the Tower Merger, other than an adjustment to the effect that, upon exercise, the holders thereof shall have the right to receive the Tower Merger Consideration upon any exercise following the Tower Merger Effective Time, as if such exercise had been effected immediately prior to the Tower Merger Effective Time and (ii) the Merger, other than an adjustment to the effect that, upon exercise, the holders thereof shall have the right to receive the Merger Consideration upon any exercise following the Effective Time as if such exercise had been effected immediately prior to the Effective Time.

         4.12 Employment Arrangements. Except as described in the Filed American SEC Documents or in Section 4.12 of the American Disclosure Schedule, as of the date of the Original Merger Agreement (i) none of the employees of American or any of its Subsidiaries (other than the Tower Subsidiaries) was, or, to American's knowledge, since November 1, 1993 and while an employee of American or any of its Subsidiaries had been, represented by any labor union or other employee collective bargaining organization, or were, as of the date of the Original Merger Agreement, or, to American's knowledge, since

November 1, 1993 to such date had been, parties to any labor or other collective bargaining agreement, (ii) there are, to American's knowledge, no pending labor strikes, work stoppages, lockouts, slow downs, grievances (including unfair labor charges), disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of such labor strikes, work stoppages, lockouts or slowdowns or any pending demands for collective bargaining by any union or other such organization, and (iii) neither American nor any of its Subsidiaries (other than the Tower Subsidiaries) nor any of its or any of their employees was, as of the date of the Original Merger Agreement, or, to American's knowledge, since November 1, 1993 to such date had been, subject to or involved in or, to American's knowledge, threatened with, any union elections, petitions therefor or other organizational or recruiting activities. American and its Subsidiaries (other than the Tower Subsidiaries) have performed all obligations required to be performed under all Employment Arrangements and none of them is in breach or violation of or in default or arrears under any of the terms, provisions or conditions thereof, except for such breaches, violations, defaults and arrears, which either individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on American.

         4.13 Voting Requirements. The affirmative vote of the holders of shares of American Common Stock, representing a majority of the outstanding voting power of American Common Stock, voting as a single class, is (i) the only vote necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement (other than the Tower Merger Agreement) (the "Required Vote") and (ii) the only vote necessary to approve and adopt the Tower Merger Agreement and the transactions contemplated by the Tower Merger Agreement (the "Required Tower Vote").

         4.14 Brokers. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston Corporation ("CSFB"), the fees and expenses of which will be paid by American, and Merrill Lynch Pierce Fenner & Smith Incorporated, the fees and expenses of which will be paid by American Tower (or reimbursed to American by American Tower) following the Effective Time in accordance with the provisions of Section 9.3(b), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated or permitted by this Agreement. American has furnished to Mergeparty true and complete copies of all agreements under which any such fees or expenses may be payable and all indemnification and other agreements related to the engagement of the persons to whom such fees may be payable.

         4.15 Information Supplied.

         (a) Each of the Proxy Statement and the Tower Proxy Statement will not, at the date it is first mailed to the holders of American Common Stock and at the time of the American Stockholders Meeting (in the case of the Proxy Statement) and the American Stockholders Tower Meeting (in the case of the Tower Proxy Statement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. For purposes of the foregoing, the truth of any information or the existence of any omissions at the time of the American
Stockholders Meeting and the American Stockholders Tower Meeting shall be determined with reference to the Proxy Statement and the Tower Proxy Statement, respectively, as then amended or supplemented. The Proxy Statement and the Tower Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by American with respect to statements made or incorporated by reference therein based on information specifically supplied by Mergeparty or Mergeparty Subsidiary for inclusion or incorporation by reference in the Proxy Statement or the Tower Proxy Statement.

         (b) The Registration Statement to be filed with the Commission by American Tower pursuant to the provisions of Section 6.6(b) will not (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time such Registration Statement is filed with the Commission, at the time such Registration Statement is amended or supplemented or at the time such Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.16 Ordinary Course of Business. Except as may be described in the Filed American SEC Documents or in Section 4.9(a) or Section 4.16 of the
American Disclosure Schedule, since June 30, 1997 to the date of the Original Merger Agreement, (i) each of American and its Subsidiaries (other than the Tower Subsidiaries) has operated its business in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice (it being understood and agreed for purposes of this Section 4.16 by the parties that the acquisition, disposition and exchange of radio stations is in the ordinary course of business) and (ii) there has not been by American and its Subsidiaries (other than the Tower Subsidiaries) (a) any declaration, setting aside or payment of any dividend or other distribution payable in cash, stock, property or otherwise except for (x) the payment of dividends or the making of distributions by a direct or indirect wholly-owned Subsidiary of American and (y) the payment of dividends on shares of American Preferred Stock in accordance with their terms, (b) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (c) (I) any granting to any executive officer or other key employee of American or any of its Subsidiaries of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under Benefit Arrangements, (II) any granting to any such executive officer of any increase in severance or termination pay, except as was required under any Benefit Arrangement, (III) except in the ordinary course, any entering into, amendment in any material respect or termination of any Governmental Authorization, Private Authorization or material agreement, arrangement, contract, undertaking, understanding or other obligation, or (IV) any adoption or amendment of any Plan or Benefit Arrangement (including changing any actuarial or other assumption used to calculate funding obligations with respect to any Plan, or changing the manner in which contributions to any Plan are made or the basis on which such contributions are determined) except as required to comply with changes in Applicable Law, (d) except insofar as may have been disclosed in the Filed American SEC Documents or required by a change in GAAP, any change in accounting methods, principles or practices by American materially affecting its assets, liabilities or business,
(e) any sale, disposition or contract to dispose of any of its properties or assets having a value in excess of $1,000,000 other than in the ordinary course, and (f) any damage, destruction or loss, whether or not covered by insurance, that has had a Material Adverse Effect on American.

         4.17 Environmental Matters. Except as set forth in the American SEC Documents or Section 4.17 of the American Disclosure Schedule, American:

                  (a)  (i)  has  not  been   notified  in  writing  that  it  is
         potentially liable and, has not received any written request for information or other correspondence concerning its potential liability with respect to any site or facility, under or pursuant to any Environmental Law, (ii) to the knowledge of American, is not a potentially "responsible party" under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, as amended, or any similar state Law, and (iii) to the knowledge of American, is not the subject of or, to the knowledge of American, threatened with any Legal Action involving a demand for damages or other potential liability, including any Lien, with respect to violations or breaches of any Environmental Law;

                  (b) to the knowledge of American, is in compliance with all Environmental Laws and has obtained all Environmental Permits required under Environmental Laws, except for such noncompliances and failures to obtain Environmental Permits as, individually or in the aggregate, have not had and would not be reasonably likely to have a Material Adverse Affect on American;

                  (c) (i) has not entered into or received any consent decree, compliance order or administrative order issued pursuant to any Environmental Law, and (ii) is not a party in interest or in default under any judgment, order, writ, injunction or decree of any Final Order issued pursuant to any Environmental Law; and

                  (d) to the knowledge of American, there have not been any releases, spills or disposal activities of or involving Hazardous Materials, including without limitation from underground storage tanks, on or from any property owned, operated or leased by American which releases, spills or disposal activities resulted or could reasonably be expected to result in investigation and cleanup expenditures which upon payment of such expenditures would be reasonably likely to have a Material Adverse Effect on American.

         Notwithstanding anything to the contrary contained in this Agreement, American makes no representation or warranty with respect to its compliance with Environmental Laws or environmental matters generally, except as specifically set forth in this Section 4.17.

         4.18 Opinion of Financial Advisor. American has received the opinion of CSFB, dated the date of the Original Merger Agreement, to the effect that, as of such date, the Merger Consideration (as defined in the Original Merger Agreement) to be received by the holders of American Common Stock in the Merger is fair from a financial point of view to the holders of American Common Stock.

         4.19 Contracts; Debt Instruments.

         (a) Except as set forth in Section 4.20 of the American Disclosure Schedule, neither American nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice, or both, would cause such a violation of or default under) any material agreement, arrangement, contract, undertaking, understanding or other obligation, including the American Preferred Stock ("Contracts"), to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults, that individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on American, and none of the Contracts prohibits American from incurring an additional $1.00 of indebtedness.

         (b) American has made available to Mergeparty (i) true and correct copies of all Contracts to which any indebtedness of American or any of its Subsidiaries (other than the Tower Subsidiaries) in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred and (ii) accurate information regarding the respective principal amounts currently outstanding as of the date of the Original Merger Agreement thereunder.

         4.20 State Takeover Statutes. Except for Section 203 of the DCL, to American's knowledge, no other state takeover Law, statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

         4.21 Appraisal Rights. No appraisal rights under Section 262 of the DCL are applicable to the Tower Merger or the Tower Merger Consideration.

                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF MERGEPARTY

         Except  as  set  forth   with   respect  to   specifically   identified
representations and warranties in the Mergeparty Disclosure Schedule, Mergeparty represents and warrants to American as follows:

         5.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) Each of Mergeparty and Mergeparty Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted. Each of Mergeparty and Mergeparty Subsidiary is duly qualified and in good standing as a foreign corporation in each other jurisdiction (as shown on Section 5.1(a) of the Mergeparty Disclosure Schedule) in which the character of the property owned or leased by it or the nature of its business or operations requires such qualification, with full power and authority (corporate and other) to carry on the business in which it is engaged, except in such jurisdictions where the failure to be so qualified and in good standing, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Mergeparty.

         (b) Each of Mergeparty and Mergeparty Subsidiary has all requisite power and authority (corporate and other) to execute, deliver and perform its obligations under this Agreement and each Collateral Document executed or required to be executed by Mergeparty and/or Mergeparty Subsidiary pursuant hereto or thereto or to consummate the Merger and the other transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto have been duly authorized by all requisite corporate or other action on the part of Mergeparty and/or Mergeparty Subsidiary, and no other corporate proceedings on the part of Mergeparty and/or Mergeparty Subsidiary are necessary to authorize this Agreement or the transactions contemplated hereby or to consummate the Merger or the other transactions so contemplated. This Agreement has been duly executed and delivered by each of Mergeparty and Mergeparty Subsidiary and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or to consummate the Merger when executed and delivered by Mergeparty and/or Mergeparty Subsidiary will constitute, a valid and binding obligation of Mergeparty and/or Mergeparty Subsidiary, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity.

         (c) At the time of execution of this Agreement, Mergeparty and all of its Affiliates or "associates" (as defined in the Exchange Act) collectively beneficially own less than 5% of the outstanding shares of American Common Stock.

         (d) The execution, delivery and performance by each of Mergeparty and/or Mergeparty Subsidiary of this Agreement and any Collateral Document executed or required to be executed by such party pursuant hereto or thereto, do not, and the consummation by Mergeparty Subsidiary of the Merger and the other transactions hereby and thereby and compliance with the terms, conditions and provisions hereof or thereof by Mergeparty and/or Mergeparty Subsidiary will not:

                  (i) (A) conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of Mergeparty or Mergeparty Subsidiary or (B) any Applicable Law applicable to Mergeparty or Mergeparty Subsidiary, or conflict with, or result in a breach or violation of, or constitute a default under, or permit the
         termination,   cancellation   or  acceleration  of  any
         obligation or liability in, or but for any requirement of the giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such termination, cancellation or acceleration of, any Contract or Private Authorization of Mergeparty or Mergeparty Subsidiary, except, in the case of clause (B), for such conflicts, breaches, violations, terminations, cancellations or accelerations that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Mergeparty; or

                  (ii) result in or permit the creation or imposition of any Lien upon any property now owned or leased by Mergeparty or Mergeparty Subsidiary except for such Liens that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Mergeparty or Mergeparty Subsidiary; or

                  (iii) require any Governmental Authorization or Governmental Filing except for (A) the FCC Consents, (B) filings under the Hart-Scott-Rodino Act, (C) the filing with the Commission of such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (D) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which American is qualified to do business and (E) such other Governmental Authorizations and Governmental Filings the failure of which to be made or obtained would, individually or in the aggregate, not be reasonably likely to have a Material Adverse Effect on American.

         (e) Mergeparty Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

         5.2 Compliance with Governmental Authorizations and Applicable Law; Litigation. Except as disclosed in any report or other document filed by Mergeparty with the SEC prior to the date of the Original Merger Agreement or in
Section 5.2 of the Mergeparty Disclosure Schedule, there are no Legal Actions pending or, to the knowledge of Mergeparty, threatened against Mergeparty or any of its Subsidiaries, except for Legal Actions that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Mergeparty or prevent or materially burden or materially impair the ability of Mergeparty to consummate the transactions contemplated by this Agreement. Except as set forth in Section 5.2 of the Mergeparty Disclosure Schedule, there are not facts relating to Mergeparty (or any Affiliate thereof) under the FCA that would disqualify it (or any Affiliate or assignee) from obtaining control of the American FCC Licenses or that would prevent it (or any Affiliate or assignee) from consummating the transactions contemplated by this Agreement or, to Mergeparty's knowledge, materially delay the grant of the FCC Consents. Except as may be set forth in Section 5.2 of the Mergeparty Disclosure Schedule, it is not necessary for Mergeparty or any of its Subsidiaries or other Affiliates (or assigns) to (a) seek or obtain any waiver from the FCC, (b) dispose of any interest in any media or communications property or interest (including without limitation any of the American Stations or the American Brokered Stations), (c) terminate any venture or arrangement, or (d) effectuate any change or restructuring of ownership (including without limitation the removal or withdrawal of officers or directors or the conversion or repurchase of equity securities in Mergeparty or any Affiliate) to obtain, or to avoid any delay in obtaining, the FCC Consents. Mergeparty is able to certify on an FCC Form 315 that it is financially qualified.

         5.3 Mergeparty Financing. On the Closing Date, Mergeparty will have sufficient funds to consummate the transactions contemplated by this Agreement, including without limitation the Merger, and to pay all related fees and expenses.

                                    ARTICLE 6

                                    COVENANTS

         6.1 Access to Information; Confidentiality. American shall afford to Mergeparty and its accountants, counsel, investment bankers, financial advisors and other agents and representatives (the "Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of its (and its Subsidiaries', other than those of the Tower Subsidiaries) properties, books, contracts, commitments and records (including without limitation Tax Returns) and, during such period, shall furnish promptly upon request (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of any Applicable Law (including without limitation the FCA) or filed by it or any of its Subsidiaries (other than the Tower Subsidiaries) with any Authority in connection with the Merger or which may have a material effect on it or its business, financial condition or results of operations, and (ii) such other information concerning any of the foregoing as Mergeparty shall reasonably request; provided, however, that the foregoing shall not require American to permit any disclosure or to disclose any information, that in the reasonable judgment of American would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if American shall have used its best efforts to obtain the consent of such third party to such inspections or disclosure. All requests for information shall be directed to an executive officer of American or such other Persons as may be designated by American. All information disclosed pursuant to this Section or otherwise shall be governed by the terms of the Confidentiality Agreement, the terms and provisions of which are incorporated herein by reference with the same force and effect as though set forth here in their entirety. No investigation pursuant to this Section or otherwise shall affect any representation or warranty of American in this Agreement or any condition to the obligations of Mergeparty hereto.

         6.2 Agreement to Cooperate.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use best efforts (x) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the Merger and (y) to refrain from taking, or cause to be taken, any action and to refrain from doing or causing to be done, any thing which could impede or impair the consummation of the Merger, including, in all cases, without limitation using its best efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Merger by all such applicable Authorities, (ii) to obtain all necessary or appropriate waivers, consents and approvals, (iii) to effect all necessary registrations, filings and submissions,
(iv) to defend any suit, action or proceeding, whether judicial or administrative, challenging the Merger or any of the transactions contemplated by the Merger Agreement, including seeking to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), and (v) to obtain the satisfaction of the conditions specified in Article 7, including without limitation the securing of all authorizations, consents, waivers, modifications, order or approvals referred to in Sections 7.1(b) and 7.1(d) and, without limiting the generality of the foregoing, and notwithstanding any provision contained in this Agreement to the contrary, including without limitation the last sentence of Section 6.10, American shall not, and shall not permit any Tower Subsidiary to, take any action or enter into any agreement, plan or arrangement to take any action (a "Prohibited Transaction") which could reasonably be expected to materially delay the date of the American Stockholders Meeting or the Effective Time (it being understood that any delay in excess of fifteen (15) business days which would arise as a result of any such action shall be deemed "material" for purposes hereof). American hereby agrees to provide Mergeparty with prior written notification of any proposed action which could reasonably be expected to constitute a Prohibited Transaction.

         (b) Without limiting the generality of the foregoing, the parties acknowledge and agree that the transfer of control of the American FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC. American and Mergeparty acknowledge that they have heretofore filed with the FCC appropriate applications requesting the FCC's written consent to the transfer of control of the American FCC Licenses pursuant to this Agreement and have caused all necessary persons to join in one or more such applications filed with the FCC (the "Applications"). American and Mergeparty will use their best efforts to take such steps as may be necessary (i) diligently to prosecute the Applications and to prepare and file any further Applications or amendments as may be necessary to obtain the consent for the transfer of control to Mergeparty of the licenses held by the American Brokered Stations to be acquired by American and (ii) to obtain the FCC Consents, including action by Mergeparty, at its sole cost and expense (except as provided elsewhere in this Agreement), to satisfy or cause to be removed all Divestiture Conditions, if any. The failure by American or Mergeparty to use its best efforts to timely file or diligently prosecute its portion of any Application or, in the case of Mergeparty, the failure to use its best efforts to make any Required Divestiture or otherwise satisfy or cause to be removed all Divestiture Conditions on or before the Termination Date, shall be a material breach by American or Mergeparty, as the case may be, of this Agreement. American agrees that any delay in prosecuting the Applications or obtaining the FCC Consents resulting from Mergeparty's good faith negotiations, subject to Applicable Law, with the FCC, Antitrust Division or FTC with respect to the imposition of a Divestiture Condition shall not constitute a failure by Mergeparty to use its best efforts diligently to prosecute the Applications or obtain the FCC Consents and so long as such negotiations do not interfere with satisfaction of all conditions to Closing prior to the Termination Date. If reconsideration or judicial review is sought with respect to any FCC Consent, American and Mergeparty shall (promptly and with all due efforts) oppose such efforts to obtain reconsideration or judicial review.

         (c) Without limiting the generality of Section 6.2(a), the parties undertake and agree to file as soon as practicable after the date hereof, and in any event within sufficient time to be able to consummate the Merger prior to the Termination Date, a Notification and Report Form under the Hart-Scott-Rodino Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of the parties shall
(i) use its best efforts to comply as expeditiously as possible with all lawful requests of the FTC or the Antitrust Division for additional information and documents and (ii) not extend any waiting period under the Hart-Scott-Rodino Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other party hereto; provided, however, that nothing shall limit the ability of Mergeparty to extend the 20-day waiting period under the Hart-Scott-Rodino Act following substantial compliance with any request for additional information that may be forthcoming, if such extension is reasonably necessary to allow the continuation of good-faith negotiations intended to remove any objection to the transaction that the FTC or Antitrust Division may have asserted, and if such extension will expire not less than 30 days prior to the Termination Date.

         (d) Anything in this Agreement, including without limitation Section 6.2(b), to the contrary notwithstanding, Mergeparty shall obtain the FCC Consents and clearances under the Hart-Scott-Rodino Act and the grant of any waivers in connection therewith prior to the Termination Date in accordance with this Agreement unless the failure to obtain such FCC Consents, clearances and waivers is primarily the result of one or more Uncontrollable Events. For purposes of this Agreement, the term "Uncontrollable Events" shall mean (i) acts or omissions on the part of American or any of its Subsidiaries in conducting its respective operations other than those relating to the number of American FCC Licenses or amount of revenues in a particular market, (ii) an unremedied or unwaived material breach by American of its obligations under this Agreement, or
(iii) any change in or enactment of Applicable Law by Congress and signed by the President and which (A) has the effect of decreasing the number of radio licenses which a Person may own nationally or locally or (B) materially and adversely relates to the concentration of radio licenses which a Person may own in a market, and as a result of the change or enactment referred to in either clause (A) or (B) above, Mergeparty's performance of its obligations under this Agreement would have a Material Adverse Effect on Mergeparty's radio and television broadcasting business. Mergeparty shall file with the FCC, within sufficient time to permit timely grant of the Applications, applications for consent to assign or transfer, pursuant to trust arrangements satisfying the FCC's local multiple ownership rules and policies, such radio broadcast stations as Mergeparty may designate, so that the radio broadcast stations of Mergeparty and American not designated for such trust arrangements may be held by the Surviving Corporation in compliance with the FCC's local multiple ownership rules and policies. Mergeparty shall, to the extent necessary to obtain grant of the trust applications, thereafter promptly file or cause to be filed any further applications (including applications to assign radio broadcast stations to third party purchasers for value) that may be required by the FCC. Notwithstanding the two preceding sentences, with regard to stations located in the San Jose market, the obligations of Mergeparty to submit trust or sale applications shall be excused for such stations to the extent and for the duration of the period that Mergeparty is unable to identify the stations to be placed in trust or sold because of the failure of American to notify Mergeparty of the resolution of the Antitrust Division impediment impacting the American transactions pending in the San Jose market.

         (e) If Mergeparty or any of its Affiliates receives an administrative or other order or notification relating to any violation or claimed violation of the rules and regulations of the FCC, or of any other Authority (including without limitation seeking or relating to a Divestiture Condition), that could affect Mergeparty's or Mergeparty Subsidiary's ability to consummate the transactions contemplated hereby, or if Mergeparty or any other Affiliate of Mergeparty should become aware of any fact relating to the qualifications of Mergeparty or any of its Affiliates that reasonably could be expected to cause the FCC to withhold its consent to the assignment of the American FCC Licenses, Mergeparty shall promptly notify American thereof and American shall do likewise with Mergeparty and Mergeparty shall use its best efforts, and take such steps as are necessary, in order to satisfy or remove the Divestiture Conditions to enable the Closing to occur prior to the Termination Date. Mergeparty covenants and agrees to keep American fully informed as to all matters concerning all Required Divestitures and shall promptly notify American in writing of any and all significant developments relating thereto and American agrees to do likewise with Mergeparty.

         (f) Mergeparty acknowledges and agrees that certain of the American Stations and American Brokered Stations may file applications for renewal of license during the time that an application for the FCC Consents is pending before the FCC. To the extent any such application for renewal may be filed, Mergeparty agrees to amend the transferee's portion of any application for the FCC Consents and, as may be required, to amend any license renewal applications for all of the American Stations or American Brokered Stations, to confirm Mergeparty's intention to consummate this Agreement during the pendency of such license renewal application, and to agree to assume the consequences associated with succeeding to the place of American in such license renewal applications. The making of this statement shall not be deemed to limit or waive any other rights that Mergeparty may otherwise have under this Agreement.

         (g) The parties shall cooperate with one another in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Merger that are required or permitted to be filed on or before the Closing Date.

         (h) Subject to Applicable Laws relating to the exchange of information, American, on the one hand, and Mergeparty, on the other hand, shall have the right to review in advance, and to the extent practicable each will consult the other with respect to, all the information relating to American or Mergeparty, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any Authority and/or other Person in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of American and Mergeparty shall act reasonably and as promptly as practicable.

         6.3 Public Announcements. Until the Closing, or in the event of termination of this Agreement, each party shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior consent of the other. Notwithstanding the foregoing, the parties acknowledge and agree that they may, without each other's prior consent, issue such press releases or make such public statements as may be required by Applicable Law, in which case, to the extent practicable, they will consult with the other regarding the nature, content and form of such press release or public statement.

         6.4 Notification of Certain Matters. Each party shall give prompt notice to the other, of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be reasonably likely to cause (i) any representation or warranty made by it contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any failure made by it to comply with or satisfy, or be able to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement in any material respect, such that, in any such case, one or more of the conditions of Closing would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the rights and remedies available hereunder to the party receiving such notice or the obligations of the party delivering such notice and shall not, in any event, affect the representations, warranties, covenants and agreements of the parties or the conditions to their respective obligations under this Agreement.

         6.5 Stockholder Approval. American will, as soon as practicable following the date thereof, establish separate record dates (which will be as soon as practicable following the date hereof) for, duly call, give notice of, convene and hold (on separate dates) (i) a meeting (the "American Stockholders Meeting") of the holders of shares of American Common Stock for the purpose of obtaining the Required Vote and (ii) a meeting (the "American Stockholders Tower Meeting") of holders of shares of American Common Stock for the purpose of obtaining the Required Tower Vote. American will, through its Board of Directors, recommend to the holders of shares of American Common Stock approval and adoption of this Agreement and the Tower Merger Agreement, subject, with respect to approval and adoption of this Agreement, to the fiduciary duties of the Board of Directors of American under Applicable Law.

         6.6 Proxy Statement; Registration Statement.

         (a) American shall prepare and file with the Commission as soon as is reasonably practicable after the date hereof a proxy statement in connection with the American Stockholders Meeting (the "Proxy Statement") and a proxy statement in connection with the American Stockholders Tower Meeting (the "Tower Proxy Statement"), in each case complying with applicable rules and regulations of the Commission and the DCL.

         (b) American shall cause American Tower to prepare and file with the Commission as soon as is reasonably practicable after the date hereof a registration statement on Form S-4 (the "Registration Statement") complying with applicable rules and regulations of the Commission. The Registration Statement shall cover the registration under the Securities Act of the shares of Tower Common Stock to be delivered as the Tower Stock Consideration or Tower Merger Tower Consideration to the holders of shares of American Common Stock at the Effective Time or the Tower Merger Effective Time, as the case may be.

         (c) Mergeparty and American shall, and American shall cause American Tower to, promptly furnish to the other all information, and take such other actions, as may reasonably be requested in connection with any action taken to comply with the provisions of this Section 6.6. Each of American and Mergeparty shall, and American shall cause American Tower to, correct promptly any information provided by it to be used specifically in the Proxy Statement, the Tower Proxy Statement or the Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the Commission and have cleared by the Commission any amendment or supplement to the Proxy Statement, the Tower Proxy Statement or the Registration Statement so as to correct such Proxy Statement, such Tower Proxy Statement or such Registration Statement and cause it to be disseminated to the stockholders of American, to the extent required by Applicable Law. Without limiting the generality of the foregoing, American shall, and American shall cause American Tower to, notify Mergeparty promptly of the receipt of the comments of the Commission and of any request by the Commission for amendments or supplements to the Proxy Statement, the Tower Proxy Statement or the Registration Statement, or for additional information, and shall supply Mergeparty with copies of all correspondence between it or its representatives, on the one hand, and the Commission or members of its staff, on the other hand, with respect to the Proxy Statement, the Tower Proxy Statement or the Registration Statement. Whenever any event occurs which should be described in an amendment or a supplement to the Proxy Statement, the Tower Proxy Statement or the Registration Statement, American shall, and American shall cause American Tower to, upon learning of such event, promptly prepare, file and clear with the Commission and, if prior to the Effective Time, mail to the holders of shares of American Common Stock such amendment or supplement; provided, however, that, prior to such mailing, (i) American shall, and American shall cause American Tower to, consult with Mergeparty with respect to such amendment or supplement,
(ii) shall afford  Mergeparty  reasonable  opportunity to comment  thereon,  and
(iii) each such amendment or supplement shall be reasonably satisfactory to Mergeparty.

         6.7 Miscellaneous. Nothing contained in this Agreement shall prohibit American from (a) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or
(b) making any disclosure to American's stockholders if, in the good faith judgment of the majority of the members of the Board of Directors of American, after consultation with independent counsel, failure to so disclose would be inconsistent with Applicable Laws.

         6.8 Option Plans.

         (a) All unexpired options to purchase American Common Stock that are outstanding immediately prior to the Effective Time (each, an "American Option"), except as provided otherwise in this Section 6.8, will be canceled by American immediately prior to the Effective Time. Each employee or director of American or any of its Subsidiaries immediately prior to the Effective Time (each, an "Optionholder") shall receive, with respect to each share of American Common Stock subject to an unexpired American Option of the Optionholder so canceled by American, the Merger Consideration, or, if the Tower Merger Effective Time shall have occurred, the cash that the Optionholder would have received pursuant to the Merger and shares of American Tower Common Stock that the Optionholder would have received pursuant to the Tower Merger, in each case with respect to each share of American Common Stock subject to an unexpired American Option of the Optionholder had such American Option been exercised immediately prior to the Tower Merger Effective Time, in all cases reduced by an amount of cash (and, to the extent necessary, Tower Common Stock) equal to the exercise price per share of American Common Stock subject to such American Option. Except as provided in the preceding sentence, no other consideration will be paid by American to an Optionholder in respect of his or her canceled American Options. If the Merger is not consummated, the cancellation of the Optionholder's American Options shall be rescinded and the Optionholder shall continue to hold such American Options upon their original terms and conditions. At the election of any Optionholder who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1), this Section 6.8(a) will be inoperative with respect to such American Options as he or she may specify to the extent that the acceleration, vesting cancellation and cash-out of American Options at the Effective Time as provided herein would constitute an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the
                                      -28-

Code). Any Optionholder who makes such election shall forfeit the American Options which are subject to such election and shall receive no consideration therefor.

         (b) With respect to American Options held by Tower Employees, notwithstanding the foregoing provisions of this Section 6.8 and in lieu thereof, and subject to the approval of the provisions of this Section 6.8 by the Board of Directors of American and the Compensation Committee thereof, such Tower Employees may elect to have their American Options assumed by American Tower and converted into options to acquire Tower Common Stock as of the earlier to occur of the Tower Merger Effective Time and the Effective Time, such conversion to be effectuated in a manner that will preserve the spread in such American Options between the option exercise price and the fair market value of American Common Stock at the time of such conversion, and the ratio of the spread to the exercise price prior to such conversion and, to the extent applicable, otherwise in conformity with the rules under Section 424(a) of the Code and the regulations promulgated thereunder. To the extent that Tower Employees elect to so convert their American Options into options to acquire Tower Common Stock, American shall contribute (without the payment of any amount or the issuance of any securities by American Tower) to the capital of American Tower at the time of such conversion a number of shares of Tower Common Stock equal to the excess, if any, of (i) the number of shares of Tower Common Stock owned by American immediately prior to the Tower Merger Effective Time or the Effective Time, as the case may be, over (ii) the number of shares of Tower Common Stock required to be delivered (x) to the holders of shares of American Common Stock, (y) to holders of American Options pursuant to the provisions of
Section 6.8(a), and (z) upon conversion of American Convertible Preferred Stock. If the Tower Employees set forth on Schedule 4.1(e) do not enter into definitive agreements prior to the earlier to occur of the Tower Merger Effective Time and the Effective Time to convert the American Options which are held by such Tower Employees and set forth on such Schedule into options to acquire Tower Common Stock in accordance with this Section 6.8(b), American shall, prior to the earlier to occur of the Tower Merger Effective Time and the Effective Time, cause American Tower to issue to American in exchange for payment of the par value thereof a number of shares of Tower Common Stock equal to the aggregate number of shares of American Common Stock subject to such American Options set forth on such Schedule. American shall cause American Tower to file with, and cause to be declared effective prior to the earlier to occur of the Tower Merger Effective Time or the Effective Time under the Securities Act by, the Commission, a registration statement on Form S-8 to register the shares of Tower Common Stock subject to such converted American Options under the Securities Act.

         (c) American will use its best efforts (including best efforts to obtain any consents of Optionholders, if required) to cause the cancellation of all of the American Options immediately prior to the Effective Time.

         (d) Notwithstanding the foregoing provisions of this Section 6.8, in the event that any amount payable under Section 6.8(a) to an Optionholder in respect of his American Options would fail to be deductible by American (or any successor thereto) solely by reason of ss.162(m) of the Code (after taking into account all amounts paid or reasonably expected to be payable to the Optionholder in the same taxable year in which the payments under Section 6.8(a) are made to the Optionholder and which are not otherwise exempt from Code ss.162(m) in determining whether any amount payable to the Optionholder will fail to be deductible thereunder), then, with respect to such portion of the Optionholder's American Options the cancellation and cash-out of which would be nondeductible under said ss.162(m) (the "ss.162(m) Options"), such ss.162(m) Options shall be canceled in accordance with the foregoing provisions of this
Section 6.8, but the payments contemplated in Section 6.8(a) in respect of the Optionholder's ss.162(m) Options shall be made to the Optionholder on the 110th day following the Effective Time. American shall use its best efforts to obtain the written consent of each Optionholder affected by this Section 6.8(e) to the foregoing provisions hereof.

         (e) All amounts payable hereunder to an Optionholder shall be reduced by any applicable withholding taxes.

         Notwithstanding anything to the contrary in this Agreement, American shall have the right, in its sole and absolute discretion, to accelerate, on such terms and conditions as it shall determine, in whole or in part, the vesting of any or all of the American Options outstanding on the date hereof (other than the ss.162(m) Options) so that such American Options are exercisable in full prior to the Effective Time.

         6.9 Conduct of Business by Mergeparty Pending the Merger. Except as otherwise contemplated by this Agreement, or as has been publicly disclosed prior to the date of the Original Merger Agreement, after the date of the Original Merger Agreement and prior to the Closing Date or earlier termination of this Agreement unless American shall otherwise agree in writing, with respect to Mergeparty's media business, Mergeparty shall, and shall cause its Subsidiaries, to:

                  (i) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice, which includes the acquisition of other radio broadcasting stations;

                  (ii) not amend or propose to amend its Organic Documents in any manner materially adverse to the holders of the American Preferred Stock;

                  (iii) use all best efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely affect the transactions contemplated by this Agreement; and

                  (iv) not authorize or enter into any agreement that would violate any of the foregoing.

         6.10 Conduct of Business by American Pending the Merger. Except as set forth in Section 6.10 of the American Disclosure Schedule or as otherwise contemplated by this Agreement, including without limitation the transactions contemplated by the Tower Documentation and Section 6.19 hereof, after the date of the Original Merger Agreement and prior to the Closing Date or earlier termination of this Agreement, unless Mergeparty shall otherwise consent in writing, American shall, and shall cause its Subsidiaries, to:

                  (i) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

                  (ii) not (A) amend or propose to amend their respective Organic Documents, (B) split, combine or reclassify (whether by stock dividend or otherwise) their outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock, or (C) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for (x) the payment of dividends or the making of distributions by a direct or indirect wholly-owned Subsidiary of American and (y) the payment of dividends on shares of the American Preferred Stock in accordance with their terms;

                  (iii) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of its capital stock, Convertible Securities or Option Securities, except that American may issue shares of American Common Stock upon conversion of Convertible Securities and exercise of Option Securities outstanding on the date hereof and in accordance with their present terms;

                  (iv) not (A) incur or become contingently liable with respect to any indebtedness other than (x) short-term borrowings not to exceed $25 million in the aggregate outstanding at any one time, (y) borrowings to finance pending acquisitions of radio stations set forth in Section 6.10 of the American Disclosure Schedule and, pursuant to agreements in effect on the date of the Original Merger Agreement and
         (z) borrowings not to exceed $120 million to finance a capital contribution by American to Tower, (B) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, Convertible Securities or Option Securities, except pursuant to the conversion or exercise thereof, as the case may be, or except to the extent required by the present terms thereof, (C) sell, lease, license, pledge, dispose of or encumber any properties or assets or sell any businesses other than pursuant to agreements in effect on the date of the Original Merger Agreement and set forth in Section 6.10 of the American Disclosure Schedule or Liens arising in accordance with the provisions of indebtedness in effect on the date of the Original Merger Agreement and in accordance with their present terms, or (D) make any loans, advances or capital contributions to, or investments in, any other Person, other than to any direct or indirect wholly owned Subsidiary of American (other than the Tower Subsidiaries) and, except as provided in clause (z) above, or to officers and employees of American or any of its Subsidiaries for travel, business or relocation expenses in the ordinary course of business;

                  (v) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

                  (vi) confer on a regular and frequent basis with one or more representatives of Mergeparty to report material operational matters and the general status of ongoing operations;

                  (vii) not adopt, enter into, amend or terminate any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees;

                  (viii) maintain with financially responsible insurance companies insurance on their respective tangible assets and their respective businesses in such amounts and against such risks and losses as are consistent with past practice;

                  (ix) not make any Tax election that could reasonably be likely to have a Material Adverse Effect on American or settle or compromise any material income Tax liability;

                  (x) except in the ordinary course of business or except as would not reasonably be likely to have a Material Adverse Effect on American, not modify, amend or terminate any Material Agreement to which American or any Subsidiary is a party or waive, release or assign any material rights or claims thereunder;

                  (xi) not make any material change to its accounting methods, principles or practices, except as may be required by GAAP;

                  (xii) not acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person or other business organization or division thereof or (y) any assets that, individually or in the aggregate, are material to American and its Subsidiaries taken as a whole, in each case, other than pursuant to agreements in effect on the date of the Original Merger Agreement and set forth in the Section 6.10 of the American Disclosure Schedule (Mergeparty agrees not to unreasonably withhold, delay or condition a consent to any matters described in this paragraph);

                  (xiii) except as set forth in Section 4.9(a) or Section 4.16 of the American Disclosure Schedule, (a) not grant to any executive officer or other key employee of American or any of its Subsidiaries any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under Benefit Arrangements in effect as of June 30, 1997, (b) not grant to any such executive officer any increase in severance or termination pay, except as was required under any Benefit Arrangements in effect as of June 30, 1997, (c) not adopt or amend any Plan or Benefit Arrangement (including change any actuarial or other assumption used to calculate funding obligations with respect to any Plan, or change the manner in which contributions to any Plan are made or the basis on which such contributions are determined) and (d) except in the ordinary course, not enter into, amend in any material respect or terminate any Governmental Authorization (except as would not be reasonably likely to have a Material Adverse Effect on American), material Private Authorization or Contract; and

                  (xiv) not authorize or enter into any agreement that would violate any of the foregoing.

Anything in this Section to the contrary notwithstanding, the provisions of this Section (other than clause (ii) hereof) shall not apply to any of the Tower Subsidiaries.

         6.11 Control of Operations. Nothing contained in this Agreement shall give to Mergeparty, directly or indirectly, rights to control or direct American's operations prior to the Effective Time. Prior to the Effective Time, American shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations. Nothing contained in this Agreement shall give to American, directly or indirectly, rights to control or direct Mergeparty's operations prior to the Effective Time. Prior to the Effective Time, Mergeparty shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

         6.12   Directors',   Officers'  and  Employees'   Indemnification   and
Insurance.

         (a) The Organic Documents of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Organic Documents of American, as in effect on the date of the Original Merger Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers or employees of American or any of its Subsidiaries, unless such modification shall be required by Applicable Law.

         (b) From and after the Effective Time, Mergeparty shall indemnify, defend and hold harmless the present and former officers, directors and employees of American or any of its Subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, or otherwise in connection with any claim, action, suit, proceeding or investigation (as used in this Section, a "claim") (including, without limitation, in connection with this Agreement, the Merger and the transactions contemplated hereby), based in whole or in part on the fact that the Indemnified Party (or the Person controlled by the Indemnified Party) is or was a director, officer or employee of American or any of its Subsidiaries and arising out of actions or omissions occurring at or prior to the Effective Time whether asserted or claimed prior to, at or after the Effective Time, in each case to the fullest extent permitted under the DCL (and  shall pay any
expenses, as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the
DCL). Without limiting the foregoing, in the event any such claim is brought against any of the Indemnified Parties, (i) such Indemnified Parties may retain counsel (including local counsel) satisfactory to them and which shall be reasonably satisfactory to Mergeparty and they shall pay all reasonable fees and expenses of such counsel for such Indemnified Parties; and (ii) Mergeparty shall use its best efforts to assist in the defense of any such claim; provided, however, that Mergeparty shall not be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, nothing contained in this Section shall be deemed to grant any right to any Indemnified Party which is not permitted to be granted to an officer, director or employee of Mergeparty under the DCL, assuming for such purposes that Mergeparty's Organic Documents provide for the maximum indemnification permitted by the DCL.

         (c) Mergeparty will cause to be maintained for a period of not less than six (6) years from the Effective Time American's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time ("D&O Insurance") for all Persons who are directors and officers of American on the date of this Agreement, so long as the annual premium therefor would not be in excess of 200% of the last annual premium therefor paid prior to the date of the Original Merger Agreement (the "Maximum Premium"); provided, however, that if the annual premiums of such insurance coverage exceed such amount, Mergeparty shall only be obligated to obtain the greatest coverage available under such policy for a cost not exceeding such amount, provided further, however, that Mergeparty may, in lieu of maintaining such existing D&O Insurance as provided above, cause coverage to be provided under any policy maintained for the benefit of Mergeparty or any of its Subsidiaries, so long as the terms thereof are no less advantageous to the intended beneficiaries thereof than the existing D&O Insurance. If the existing D&O Insurance expires, is terminated or canceled during such six-year period, Mergeparty will use its best efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the covered Persons than the existing D&O Insurance. American represents to Mergeparty that the Maximum Premium is not greater than $500,000.

         (d) In the event Mergeparty or Mergeparty Subsidiary or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Mergeparty or Mergeparty Subsidiary, as the case may be, shall assume the obligations set forth in this Section.

         (e) This Section is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on Mergeparty, Mergeparty Subsidiary and their respective successors and assigns.

         6.13 Solicitation of Employees. If this Agreement is terminated, Mergeparty agrees that neither it nor any of its Subsidiaries or other Affiliates will, for a period of eighteen (18) months from the date of such termination, solicit or actively seek to hire any key employees (including without limitation any station manager, sales manager, program director or any individual senior to any of such individuals) who during such period is employed by American or any of its Subsidiaries, whether or not such individual would commit breach of such individual's employment agreement or contract in leaving such employment; provided, however, that the foregoing shall not prevent Mergeparty from taking any action permitted by the Confidentiality Agreement.

         6.14 Change of Name. Within ten (10) days after the Closing, Mergeparty shall cause each of its Subsidiaries, if necessary, to file certificates of amendment with the appropriate Secretary of State, amending such company's Organic Documents to change the name of such company to any name which does not include the words "American Radio". Immediately prior to the Closing, American will assign to American Tower or its designee all right, title and interest, including all the goodwill related thereto, in and for past infringements of the name "American Radio" and related trademarks, service marks, logos and the like. As soon as commercially practicable, but in no event later than six (6) months from the Closing Date, Mergeparty Subsidiary and its Subsidiaries shall cease all use of the name "American Radio" in all modes.

         6.15  Benefit  Plans.  Mergeparty  shall  take  such  action  as may be necessary so that on and after the Effective Time and for one (1) year thereafter, officers and employees of American and its Subsidiaries (other than Tower Employees) shall be provided employee benefits, plans and programs (excluding equity incentive arrangements) which are no less favorable in the aggregate than those generally available pursuant to those employee benefit plans and programs in effect for such officers and employees immediately prior to the Effective Time; it being understood that Mergeparty shall determine the types and levels of specific benefits to be so provided. For purposes of eligibility to participate and vesting in all benefits provided to officers and employees of American and its Subsidiaries (other than Tower Employees), such officers and employees of American and its Subsidiaries will be credited with their years of service with American and its Subsidiaries and prior employers to the extent service with American and its Subsidiaries and prior employers is taken into account under the applicable plans of American and its Subsidiaries as in effect as of the date of the Original Merger Agreement. Upon termination of any health plan of American or any of its Subsidiaries, individuals who were officers or employees of American or its Subsidiaries at the Effective Time (other than Tower Employees) shall if employed by Mergeparty or its Subsidiaries become eligible to participate in such health plans as may be established or maintained by Mergeparty or its Subsidiaries to the extent that such individuals were eligible to participate in the applicable health plan of American or its Subsidiaries immediately prior to the Effective Time. Amounts paid during the calendar year in which the Effective Time occurs, but before the Effective Time, by officers and employees of American and its Subsidiaries (other than Tower Employees) under any health plans of American shall after the Effective Time be taken into account in applying deductible and out-of-pocket limits applicable under the health plans of Mergeparty or its Subsidiaries provided during such calendar year to the same extent as if such amounts had been paid under such health plans of Mergeparty or its Subsidiaries and Mergeparty shall cause to be waived under its health plans any pre-existing conditions as of the date of termination of the American health plan and eligibility to participate in such health plan to the extent such conditions would be waived under the applicable plans of American and its Subsidiaries as in effect on the date of the Original Merger Agreement. Nothing in this Agreement shall be construed as granting to any employee of American or its Subsidiaries any rights of continuing employment.

         6.16 American Cumulative Preferred Stock. To the extent permitted under Contracts, pursuant to which any indebtedness for money borrowed of American or any of its Subsidiaries is outstanding as of the date of the Original Merger Agreement, and by the American Preferred Stock, American shall pay all dividends in respect of the American Cumulative Preferred Stock in cash.

         6.17 American Tower Transaction. As soon as practicable following the execution of the Original Merger Agreement and in any event prior to the consummation of the Merger, American shall prepare, in consultation with Mergeparty and its counsel, the definitive documentation to be executed by American and American Tower to effect the delivery of the shares of Tower Common Stock as part of the Tower Merger Consideration or the Merger Consideration, as the case may be (the "Tower Separation"), and submit such documentation to Mergeparty for its approval, which approval shall not be unreasonably withheld, delayed
                                      -34-
or conditioned (as approved, the "Tower Documentation"), and American and American Tower shall execute and deliver the Tower Documentation in the form so approved. Mergeparty and American agree that the Tower Documentation shall include or be prepared on a basis consistent with the following:

                  (a) American Tower shall indemnify, defend and hold Mergeparty, American and Subsidiaries of American (other than the Tower Subsidiaries, collectively in this Section the "American Tower Group") harmless from and against any liabilities to which American or any of its Subsidiaries (other than the American Tower Group or, in the case of clauses (B) and (C) below of this paragraph (a), any of their officers or directors) may be or become subject that relate to or arise from the assets, business, operations, debts or liabilities of ATS Mergercorp or the American Tower Group (other than, in the case of the American Tower Group, income tax liabilities), including without limitation (i) the assets to be transferred to American Tower pursuant to Section 6.17(f), (ii) liabilities (A) in connection with the distribution of the shares of Tower Common Stock as part of the Tower Merger Consideration or the Merger Consideration, as the case may be,
         (B)  relating  to  or  arising  from  any  agreement,   arrangement  or
         understanding (other than the Tower Documentation) entered into by American, ATS Mergercorp or any member of the American Tower Group (x) for the benefit of any member of the American Tower Group, (y) in contemplation of the Tower Separation, or (z) with respect to the sale, assignment, transfer or other disposition of shares of American Tower Common Stock, (C) relating to or arising from any untrue statement or alleged untrue statements of a material fact contained in the Proxy Statement, the Tower Proxy Statement, the Registration Statement or in any document filed or required to be filed in connection with the Merger, or in any document filed or required to be filed by American, ATS Mergercorp or any member of the American Tower Group in connection with the preceding clause (B) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except with respect to information provided by or relating solely to American (excluding ATS Mergercorp and the American Tower Group) which is contained in or expressly consistent with the Filed American SEC Documents or the American September 10-Q, (iii) any economic impact related to or arising from the failure to obtain any Governmental Authorizations, Private Authorizations or other third party consents, or to make any Governmental Filings, necessary to consummate the Tower Separation, and
         (iv) the rental and related expenses for the relevant portion of the leased premises located at 116 Huntington Avenue, Boston, Massachusetts in the event of the failure to obtain the landlord's consent to the assignment of the obligations relating to, or sublease of, such relevant portion of such premises.

                  (b)  American  shall  indemnify,  defend and hold the American
         Tower Group harmless from and against any liabilities (other than income tax liabilities) to which the American Tower Group may be or become subject that relate to or arise from the assets, business, operations, debts or liabilities of American or its Subsidiaries (other than the American Tower Group) whether arising prior to, concurrent with or after the Merger.

                  (c) The Tower Documentation shall include an agreement that addresses issues of the allocation of Tax liabilities and deconsolidation of American and the American Tower Group which shall contain principles to the following effect:

                           (i) The tax sharing  agreement  among  members of the
                  American Tower Group and American and its other Subsidiaries shall be terminated as of the earlier of (x) the effective date of the Merger, and (y) the date (the "Tower Deconsolidation Date") that the American Tower Group is no long eligible to be included in the consolidated tax returns of American and its other Subsidiaries under Sections 1501 to 1504 of the Code (the "Tower

                  Deconsolidation") and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

                           (ii)  American   shall  include  the  income  of  the
                  American Tower Group (including any deferred income triggered into income by Reg. ss.1.1502-13 and Reg. ss.1.1502-14 and any excess loss accounts taken into income under Reg. ss.1.1502-19) on American's consolidated federal income Tax returns and consolidated or combined state and local income Tax returns to the extent such income is properly includible thereon for all periods through the Tower Deconsolidation Date, and pay any income Taxes attributable to such income. American Tower shall reimburse American for any such federal, state and local income Taxes payable by the American Tax Group attributable to such income, as determined on a separate company basis; provided, however, that American Tower shall have no reimbursement obligation if American has no income Tax liability on a consolidated basis as a result of a net operating loss or to the extent that the income of the American Tower Group is offset by a net operating loss under the principles of clause 6.17(c)(v). The American Tower Group will furnish Tax information to American for inclusion in American's federal consolidated income Tax return for the period through the Tower Deconsolidation Date in accordance with American Tower's past custom and practice. The income of the American Tower Group will be apportioned to the period up to and including the Tower Deconsolidation Date and the period after the Tower Deconsolidation Date by closing the books of the American Tower Group as of the end of such date.

                           (iii) American Tower shall indemnify the American Tax
                  Group and Mergeparty for all Taxes imposed by any Taxing Authority on any member of the American Tax Group or on Mergeparty (or on any member of its consolidated tax group) as a result of or in connection with the sale or transfer of assets to the American Tower Group pursuant to Section 6.17(g) (or between members of the American Tax Group prior to the final transfer to a member of the American Tower Group or between members of the American Tower Group), the Merger, the Tower Merger, the Tower Separation, any other disposition or issuance of stock of American Tower contemplated or permitted hereby, or the merger of American Tower with any other Person, as the case may be, including without limitation any Taxes on any gain to any member of the American Tax Group arising under
                  Section 311 of the Code, any Taxes on any deferred gain to any member of the American Tax Group triggered as a result of or upon any such event, any gain attributable to any excess loss account triggered upon any such event, any Taxes arising as a result of the election or other transactions contemplated by clause 6.17(c)(xii), income or gain arising as a result of transactions described in Section 3.4(c) or the second sentence of Section 6.8(a), and gain on the conversion of American Convertible Preferred Stock into Tower Common Stock and any transfer Taxes arising from any such event; provided, however, that such indemnity shall only apply to the extent that the additional liability for such Taxes payable by the American Tax Group as a consequence of such events (on a "but for" basis) exceeds $20,000,000.

                           (iv) If, as a result of any payment by American Tower
                  to any member of the American Tax Group or to Mergeparty pursuant to this Section 6.17(c) (including this clause (iv)), Mergeparty (or any member of its consolidated group for Federal income tax purposes) or any member of the American Tax Group becomes liable in any taxable year to pay any Taxes in excess of the Taxes they would have owed in the absence of any such payment by American Tower, American Tower will indemnify such Person for such Tax liability and make such Person whole on an after-tax basis for such Tax liability.

                           (v) For  the  purposes  of  clauses  6.17(c)(ii)  and
                  (iii), net operating losses of the American Tax Group shall be reduced and deemed absorbed in the following order for each taxable year of the American Tax Group: first, by all income unrelated to the transactions contemplated by this Agreement of members of the American Tax Group other than members of the American Tower Group for the entire applicable taxable year of the American Tax Group; second, by income of the American Tower Group described in clause 6.17(c)(ii); and third, by income of the American Tax Group described in Section 6.17(c)(iii). Neither the American Tax Group nor Mergeparty (or any member of its consolidated group for Federal income tax purposes) shall have any claim under either Section 6.17(c)(ii) or (iii) for additional Tax liability arising in subsequent taxable years solely as a result of the absorption of net operating losses of the American Tax Group in this manner.

                           (vi) American shall control any audit or contest relating to Taxes attributable to the American Tax Group. To the extent such audit or contest relates to Taxes that American Tower is obligated to reimburse or indemnify American under this agreement, American shall (x) regularly consult with American Tower in connection with such audit or contest;
                  (y) provide American Tower with periodic reports on the status of such audit or contest; and (z) not enter into a settlement agreement relating to such audit or contest that materially prejudices American Tower without American Tower's consent.

                           (vii) If pursuant  to any Tax audit or contest  there
                  is an adjustment to any Taxes that are reimbursable or indemnifiable by the American Tower Group to any member of the American Tax Group under this Agreement, including clauses 6.17(c)(ii), (iii) and (iv), then (x) any additional Taxes imposed on the American Tax Group as a result of such adjustment shall be indemnified by the American Tower Group; and (y) any refund of Taxes paid to the American Tax Group as a result of such adjustment of amounts previously indemnified by American Tower shall be promptly paid over to American Tower (including additional amounts to make American Tower whole on an after-Tax basis, not exceeding amounts previously paid by American Tower Group with regard to such Taxes).

                           (viii) American Tower shall not have the right to any
                  refund, credit (or other reduction) of Taxes realized by the American Tax Group resulting from a carry back of a post-acquisition Tax attribute of any of the American Tower Group into a Tax Return filed by the American Tax Group.

                           (ix) American Tower, American and Mergeparty agree to
                  attempt in good faith to mutually agree on such terms as promptly as practicable after the date hereof. If American Tower, American and Mergeparty cannot agree on such terms, then any disagreement shall be resolved by an arbitrator jointly selected by American Tower, American and Mergeparty. The arbitrator shall be a law or accounting firm nationally recognized in tax matters. The costs of such arbitration shall be shared equally by American Tower and American. The decision of the arbitrator shall be binding on all parties.

                           (x) American shall not elect to retain any net operating loss carryovers or capital loss carryovers of the American Tower Group.

                           (xi) The  indemnities  of the  American  Tower  Group
                  described  in  this  Section   6.17(c)   shall  apply  to  all
                  applicable Taxes whenever they shall arise.

                         (xii) At the  request of any  member of the  American
                  Tower Group, American agrees that it shall, and shall cause its Subsidiaries or other appropriate Affiliates to, make and/or cooperate with members of the American Tower Group (x) in making an election under Section 336(e) of the Code with respect to the Tower Separation, or (y) in effecting intercompany sales or exchanges of assets designed to achieve a comparable effect whereby deferred intercompany gains are recognized immediately prior to the Tower Deconsolidation.

                  (d) The Tower Documentation shall provide that American shall obtain all Governmental Authorizations, Private Authorizations or other third party consents, and make any necessary Governmental Filings, necessary to consummate the Tower Separation, except where the failure to obtain such consents, in the aggregate, would not (i) be reasonably likely to have any adverse effect on American, (ii) materially impair the ability of American to perform its obligations under this Agreement or the Tower Documentation, or (iii) materially delay or prevent the consummation of the Merger. The Tower Documentation shall provide that the Tower Separation shall be done in compliance with American's certificate of incorporation and by-laws and in material compliance with all Applicable Laws.

                  (e) At the Effective Time, a member of the American Tower Group shall assume (i) to the extent permitted by the landlord, the obligations under the lease of 116 Huntington Avenue, Boston, Massachusetts, with respect to the relevant portion of such leased premises or, if such permission is not obtained, sublease such relevant portion, and (ii) all liabilities with respect to which indemnification is provided under Section 6.17(a). American shall cause all members of the American Tower Group to be released from all other liabilities; provided, however, that American Tower agrees to reimburse American for any expenses incurred in obtaining such release. American and its Subsidiaries (other than the American Tower Group) shall release the American Tower Group from all Claims by American or its Subsidiaries (other than the American Tower Group), and the American Tower Group shall release American and its other Subsidiaries from all Claims by the American Tower Group, in each case except for Claims arising from or attributable to the transactions contemplated by this Agreement or any Collateral Document or otherwise asserted prior to the Effective Time.

                  (f) Except as otherwise provided by Section 6.19, American shall, or shall cause its Subsidiaries to, as applicable, contribute, transfer or convey to American Tower the assets described in Section
         6.17 of the American Disclosure Schedule, and American Tower shall assume all of American's and such Subsidiaries' obligations with respect to such assets to the extent so set forth.

                  (g) The Tower Documentation shall not include any representations or warranties by American or American Tower relating to the business, operations, assets, debts or liabilities of American and its Subsidiaries (other than the American Tower Group) or the American Tower Group.

                  (h) On the Closing Date,  the employees of American  listed in
         Section 6.17 of the American Disclosure Schedule (the "Tower Employees") shall be offered full-time employment by American Tower or one of its Subsidiaries. Effective immediately prior to the Effective Time, American Tower shall assume all obligations arising under any Plan or Benefit Arrangement between American or any of its Subsidiaries and the Tower Employees other than the rights, if any, of the Tower Employees with respect to the American Options (which are being satisfied by American as provided in Section 6.8) and all existing rights to indemnification. Such assumption agreement shall provide that American and its Subsidiaries, effective as of the Effective Time shall be indemnified by

         American Tower from all obligations arising under such employment agreements or arrangements (except in respect of any American Option which is not converted into an option to acquire Tower Common Stock in accordance with the provisions of Section 6.8(b) and all existing rights to indemnification). For a period of eighteen (18) months following the consummation of the Merger, members of the American Tower Group shall not actively solicit or seek to hire any employees of American or its Subsidiaries not currently engaged in the Tower Business, other than the Tower Employees, it being understood and agreed that such agreement shall not be deemed to prevent members of the American Tower Group from placing general advertisements in publications or on the Internet or soliciting any such employee who (i) initiates employment discussions with a member of the American Tower Group or (ii) is not employed by American or Mergeparty or any of their respective Subsidiaries on the date such a member first solicits such employee.

                  (i) At the  request  of  American  Tower  and  subject  to the requirements and restrictions imposed on American by any of its financing documents (as from time to time amended), American shall, from time to time after the date of the Original Merger Agreement and prior to the Effective Time, permit American Tower to (i) acquire (whether by merger, stock or asset acquisition or otherwise) additional businesses engaged in the business in which American Tower is engaged,
         (ii) construct additional communication towers, or (iii) make other capital improvements on assets owned or leased by American Tower or its Subsidiaries, and in each such case make additional capital contributions in American Tower, or make loans to American Tower, of the funds.

                  (j) The indemnification and other obligations referred to in this Section shall survive the consummation of the Merger.

                  (k) The Tower Documentation shall provide that prior to the Effective Time, American shall amend (i) its Section 401(k) Plan to permit a transfer of the assets held thereunder for the benefit of the Tower Employees to a Section 401(k) Plan to be established by American Tower and, prior to the Effective Time, such assets will be so transferred (along with any outstanding qualified domestic relations orders and loans) and (ii) any other Benefit Plan arrangements with respect to Tower Employees to reflect the Merger.

                  (l) The Tower Documentation shall provide that prior to the Effective Time American shall, to the extent requested by Mergeparty, cause the American Tower Group to perform its obligations under the Tower Documentation.

                  (m) Mergeparty  shall,  at the written  request of American in its sole and absolute discretion, immediately prior to the Merger, and subject to the satisfaction of all of the conditions to the consummation of the transactions contemplated hereby, purchase, at their then fair market value, shares of a new class of American preferred stock that constitutes "Junior Securities" (as defined in the American Cumulative Preferred Stock) in an amount (which shall not in the aggregate exceed $200,000,000) necessary to enable (i) the Tower Stock Consideration to be delivered to the holders of shares of American Common Stock and holders of American Options pursuant to the Merger, and (ii) Tower Common Stock to be delivered upon conversion of the American Convertible Preferred Stock, without causing any conflict with, or breach or violation of, or default under, or creating any right to accelerate any obligation or liability in, or causing or creating any of the foregoing after the giving of notice or passage of time or both with, of, under or in any indebtedness of American or the American Cumulative Preferred Stock; provided, however, that anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, in such event such new class of American preferred stock shall remain outstanding immediately following the Effective Time.

                 (n) The Tower Documentation shall provide that American shall cause American Tower to file with, and cause to be declared effective under the Securities Act prior to the Effective Time by, the Commission a registration statement to permit the delivery of shares of Tower Common Stock by American upon conversion of American Convertible Preferred Stock following the Effective Time under the Securities Act. Such Tower Documentation shall further provide that American Tower shall maintain, on customary terms, the effectiveness of such registration statement under the Securities Act until such time as American Tower shall deliver to American an opinion of legal counsel reasonably satisfactory to American and Mergeparty that such registration statement is no longer required to permit such delivery in accordance with the Securities Act.

         6.18 Purchase Price Adjustment. (a) Within 90 days after the Closing Date, Mergeparty shall prepare and deliver to American Tower (i) a consolidated balance sheet (the "Closing Balance Sheet") of American and its Subsidiaries (other than the Tower Subsidiaries) (the "Post-Closing American Group"), prepared from the books and records of the Post-Closing American Group, and (ii) a statement (the "Closing Statement") setting forth (A) Working Capital (as defined below) as of the Effective Time ("Closing Working Capital") and (B) Net Debt (as defined below) as of the Effective Time ("Closing Net Debt"), together with a certificate of Mergeparty's chief financial officer that the Closing Statement has been prepared in accordance with this Section 6.18.

         During the 45-day period following American Tower's receipt of the Closing Statement, American Tower shall be permitted to review (and make copies of) the working papers of Mergeparty relating to the Closing Statement. The Closing Statement shall become final and binding upon the parties on the forty-sixth day following delivery thereof, unless American Tower gives written notice of its disagreement with the Closing Statement ("Notice of Disagreement") to Mergeparty prior to such date. Any Notice of Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted, (ii) only include disagreements based on Closing Working Capital or Closing Net Debt (or the components thereof) not being calculated in accordance with this Section
6.18 and (iii) be accompanied by a certificate of American Tower's chief financial officer that he or she concurs with each of the positions taken by American Tower in the Notice of Disagreement. If a Notice of Disagreement is received by Mergeparty in a timely manner, then the Closing Statement (as revised in accordance with clause (A) or (B) immediately following) shall become final and binding on the earlier of (A) the date Mergeparty and American Tower resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below).

         During the 30-day period following delivery of a Notice of Disagreement, Mergeparty and American Tower shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period Mergeparty shall have access to (and shall be permitted to make copies of) the working papers of American Tower prepared in connection with the Notice of Disagreement. At the end of such 30-day period, Mergeparty and American Tower shall submit to an independent accounting firm (the "Accounting Firm") for review and resolution any and all matters which remain in dispute and which were properly included in the Notice of Disagreement and each of Mergeparty and American Tower shall submit a memorandum setting forth in reasonable detail the basis for its positions. The Accounting Firm shall be a nationally recognized independent public accounting firm agreed upon by Mergeparty and American Tower in writing. Mergeparty and American Tower shall jointly use all reasonable efforts to cause the Accounting Firm to render a decision within thirty (30) days following submission or as promptly thereafter as is practicable. Mergeparty and American Tower agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The cost of any dispute resolution (including the fees and expenses of the Accounting Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section 6.18 shall be borne by Mergeparty and American Tower in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted.

         (b) Subject to Section 6.18(d), if Closing Working Capital is less than
(i) $60,000,000 in the event the Closing Date is on or prior to March 31, 1998 or (ii) $70,000,000 in the event the Closing Date is after March 31, 1998 (the "WC Amount"), American Tower shall, and if Closing Working Capital is greater than the WC Amount, Mergeparty shall, owe the other the amount of such difference. The term "Working Capital" shall mean Current Assets minus Liabilities (in each case as defined below). The terms "Current Assets" and "Liabilities" shall mean the current assets and liabilities of the Post-Closing American Group calculated in accordance with GAAP except that (i) outstanding principal amount of indebtedness and liquidation preference of preferred stock shall be excluded, (ii) cash shall be excluded, (iii) accruals for Taxes shall be included, except that (A) Tax liabilities which American Tower is obligated to indemnify American and its Subsidiaries (other than the American Tower Group) pursuant to the provisions of the Tower Documentation, and deferred income Tax assets and liabilities that exist or arise from differences in basis for Tax and financial reporting purposes attributable to acquisitions, exchanges and dispositions or attributable to depreciation and amortization, shall not be taken into account, (B) Tax benefits arising from the exercise or cancellation of options between the date of the Original Merger Agreement and the Effective Time shall not be taken into account, and (C) accruals for Taxes relating to acquisitions, exchanges or dispositions shall be determined in accordance with American's past accounting practices, (iv) Current Assets shall be increased by an amount equal to the sum of (x) the amount derived by multiplying the Cash Consideration by the number of shares of American Common Stock held in its treasury as of the Effective Date and (y) the aggregate amount of the spread of $44.00 over the exercise price of each American Option outstanding on the date of the Original Merger Agreement terminated or cancelled prior to the Effective Time or for which the holder has elected to receive an option to acquire Tower Common Stock in lieu thereof, less the Tax benefit that would have been received with respect to the exercise of such options, (v) Current Assets shall be (A) increased (if the number of shares of American Common Stock issuable upon conversion of the American Convertible Preferred Stock is fewer than 3,750,000 (or if the Tower Merger Effective Time shall have occurred, 3,750,000 multiplied by the American Conversion Fraction)) by an amount equal to the amount derived by multiplying the Cash Consideration by the excess of (I) 3,750,000 (or if the Tower Merger Effective Time shall have occurred, 3,750,000 multiplied by the American Conversion Fraction) less (II) the number of shares of American Common Stock issuable upon conversion of the American Convertible Preferred Stock or
(B) decreased (if the number of shares of American Common Stock issuable upon conversion of the American Convertible Preferred Stock is greater than 3,750,000 (or if the Tower Merger Effective Time shall have occurred, 3,750,000 multiplied by the American Conversion Fraction) by an amount equal to the amount derived by multiplying the Cash Contribution by the excess of (I) the number of shares of American Common Stock issuable upon conversion of the American Convertible Preferred Stock less (II) 3,750,000 (or if the Tower Merger Effective Time shall have occurred, 3,750,000 multiplied by the American Conversion Fraction), (vi) liabilities from the radio broadcasting rights contracts for St. Louis Rams games shall be limited to $3,300,000 and (vii) amounts owed by American Tower to American pursuant to Section 9.3(b) shall be excluded from Current Assets, and liabilities of American, if any, with respect to such amounts shall be excluded from Liabilities (it being understood that neither American nor Mergeparty shall be responsible for any such liabilities).

         (c) Subject to Section 6.18(d), if Closing Net Debt is greater than the Debt Amount (as defined below) minus $50,419,000, minus cash received by the Post-Closing American Group in respect of options exercised between the date of the Original Merger Agreement and the Effective Time (the "CD Amount"), American Tower shall, and if Closing Net Debt is less than the CD Amount, Mergeparty shall, owe the other the amount of such difference. "Debt Amount" shall mean $1,066,721,000, minus the consideration that was expected to be paid (as set forth on Section 6.10(a) of the American Disclosure Schedule) with respect to all acquisitions set forth in Section 6.10(a) of the American Disclosure Schedule which were not consummated prior to the Closing Date, plus the consideration that was expected to be received (as set forth in Section 6.10(a) of the American Disclosure Schedule) with respect to all dispositions set forth in Section 6.10(a) of the American Disclosure Schedule which were not consummated prior to the Closing Date, plus the consideration paid in connection with acquisitions consummated prior to the Closing Date which were not listed in Section 6.10(a) of the American Disclosure Schedule, minus the consideration received in connection with dispositions consummated prior to the Closing Date which were not listed in Section 6.10(a) of the American Disclosure Schedule. The term "Net Debt" shall mean outstanding principal amount of indebtedness (including, without duplication, guarantees of indebtedness) plus outstanding liquidation preference of all preferred stock (other than the American Convertible Preferred Stock) minus cash.

         (d) Amounts owed pursuant to the first sentence of Section 6.18(b) and the first sentence of 6.18(c) shall be aggregated or netted, as appropriate (the resulting amount, the "Adjustment Amount"). In the event that the Adjustment Amount minus $10,000,000 is greater than $0 (the "Final Adjustment Amount"), the party that owes the Final Adjustment Amount shall make payment by wire transfer of immediately available funds of the Final Adjustment Amount together with interest thereon at a rate of interest equal to the lesser of (i) 10% per annum and (ii) if American Tower is being charged a rate of interest by a financial institution, such rate, but in not event lower than the prime rate as reported in the Wall Street Journal on the date the Closing Statement becomes final and binding on the parties, calculated on the basis of the actual number of days elapsed divided by 365, from the date of the Effective Time to the date of actual payment.

         (e) The scope of the disputes to be resolved by the Accounting Firm is limited to whether the Closing Statement was prepared in compliance with the requirements of this Section 6.18 and the allocation of the costs of dispute resolution, and the Accounting Firm is not to make any other determination.

         (f) During the period of time from and after the delivery of the Closing Statement to American Tower through the date the Closing Statement becomes final and binding on Mergeparty, American and American Tower, Mergeparty shall cause the Post-Closing American Group to afford to American Tower and any accountants, counsel or financial advisors retained by American Tower in connection with the adjustment contemplated by this Section 6.18 reasonable access (with the right to make copies) during normal business hours to the books and records of the Post-Closing American Group to the extent relevant to the adjustment contemplated by this Section 6.18.

         (g) Any adjustment pursuant to this Section 6.18 shall be taken into account in the calculation of Tax liability pursuant to clause 6.17(c)(iii), and any increase or decrease in the amount of Taxes that are reimbursable or indemnifiable by the American Tower Group as a result of any such adjustment shall be treated as an adjustment to Taxes for purposes of clause 6.17(c)(vii)

         6.19 Tower Leases. In connection with the Tower Separation, Mergeparty and American shall agree on the definitive documentation ("Tower Leases") to be executed by American and American Tower with respect to certain broadcasting towers set forth in Section 6.17(i) of the American Disclosure Schedules ("Towers"). The markets in which such Towers are located and the annual "market price" for each antenna are set forth in Exhibit "B." Except as set forth in
Section 6.17(i) of the American Disclosure Schedule, such Towers are now owned or leased by American and shall become the property of American Tower. Each of the Tower Leases shall contain standard and customary terms and conditions and Mergeparty and American specifically agree to the inclusion of the following in each of the Tower Leases:

                  (a) except as provided in clause (b) below with respect to those Tower Leases set forth in Section 6.19 of the American Disclosure Schedule, each Tower Lease shall be for a term of twenty (20) years with four (4) renewal periods of five (5) years each, each such renewal to be upon the same terms and conditions as the original Tower Lease;

                  (b) Prior to the Effective time, American shall use its best efforts to extend the term of each lease set forth in Section 6.19 of the American Disclosure Schedule ("Land Leases") to a minimum duration of twenty (20) years, inclusive of renewal periods, if any, and provide Mergeparty with respect to the Towers subject to the extended Land Leases, tower leases with the equivalent benefits set forth in clauses
         (c), (d) and (e) and for a minimum duration of twenty (20) years ("Extended Tower Leases"). With respect to any such Land Lease that is not so extended (except with respect to the Land Lease for KUFX(FM), which present term of approximately eighteen (18) remaining years shall be deemed to satisfy the foregoing requirement of a minimum duration of twenty (20) years), American, American Tower and Mergeparty shall negotiate in good faith to agree upon definitive documentation to provide Mergeparty with respect to the Towers subject to such Land Leases, tower leases with the benefits equivalent of such Extended Tower Leases or mutually agreed to alternative arrangements providing equivalent value to Mergeparty;

                  (c) each Tower Lease shall provide that no payments shall be payable by Mergeparty for a period of three (3) years from the Effective Time; for the next three (3) years the payments shall be as follows: one-third (1/3) of the market price as set forth in Exhibit B corresponding to each FM antenna (or AM/FM antenna) for year four (4); two-thirds (2/3) for year five (5) and full market price for year six
         (6); thereafter, for the balance of the term and any renewals thereof, the payments shall be the market price, together with an annual increase every year, beginning for year seven (7), of the lesser of five percent (5%) or the Consumer Price Index for all Urban Consumers over the previous year's payments (except with respect to San Jose
         (KUFX) and Boston (WNFT) which such payments shall begin at the Effective Time, with respect to Mergeparty, and will begin on January 1, 1998 as between American and American Tower). Notwithstanding the foregoing, Mergeparty acknowledges that Tower Lease payments at the full "market price" indicated on Exhibit B by American to American tower may commence upon such leases becoming the property of American Tower and shall continue until the Effective Time;

                  (d)  all  expenses  for  taxes,  insurance,   maintenance  and
         utilities in respect of each Tower shall be paid by American Tower; and

                  (e)   American   Tower   will   assume  the   obligation   and
         responsibility for complying with all Applicable Law with respect to the Towers.

         6.20 Affiliates of American. American shall use its best efforts to cause each principal executive officer, each director and each other person who is an "affiliate" of American for purposes of Rule 145 under the Securities Act at the times each of this Agreement and the Tower Merger Agreement is submitted for a vote of the holders of shares of American Common Stock to deliver to American Tower on or prior to the Effective Time and the Tower Merger Effective Time, respectively, a written agreement (an "Affiliate Agreement"), reasonably satisfactory in form, scope and substance to American and Mergeparty, to the effect that such Person will not offer to sell, assign, transfer or otherwise dispose of any shares of Tower Common Stock issued in the Merger or the Tower Merger, as the case may be, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, or in a transaction which, in the opinion of legal counsel reasonably satisfactory to American and Mergeparty, is exempt from the registration requirements of the Securities Act.

                                    ARTICLE 7

                               CLOSING CONDITIONS

         7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall, except as hereinafter provided in this Section, be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) the Required Vote shall have been obtained;

                  (b) the FCC shall have issued the FCC Order (as defined below) approving the applications for transfer of control of American's FCC Licenses in connection with the transactions contemplated herein, and the FCC Order shall have been obtained without the imposition of conditions that would have a Material Adverse Effect on Mergeparty's television and radio broadcasting business; provided that without triggering Mergeparty's right to approve such conditions or restrictions, the FCC Order (i) may condition consummation of the Merger on Mergeparty complying with the numerical limits on local multiple radio ownership imposed by 47 C.F.R. ss. 73.3555(a) by affording Mergeparty a period of at least six (6) months following the Effective Time within which to comply with such rule through the use of divestiture trusts on terms and conditions required by the FCC, provided further, however, that to the extent that the FCC authority for such divestiture trusts provides for a period of less than six (6) months, (A) American has the right to postpone the Effective Time (and, to the extent necessary, the Termination Date), so that Mergeparty is afforded the six (6) month divestiture period, whether before or after the Effective Time and (B) if American exercises such right,
         Mergeparty's right to approve such condition shall not be triggered, and (ii) may grant Mergeparty temporary, rather than permanent, waivers of the "one-to-a-market" rule, 47 C.F.R. ss. 73.3555(c), so long as such temporary waivers shall remain in effect until at least six (6) months following the effective date of FCC action concluding the ongoing rulemaking proceeding in MM Docket Nos. 91-221, 87-8 (FCC 94-322) or a successor rulemaking proceeding pending at the time of the grant of the FCC Order, that considers the "one-to-a-market" rule. The "FCC Order" shall be an action by the FCC approving the transfer of the American FCC Licenses with respect to which, except as may be waived in writing by Mergeparty in its sole discretion, (i) no timely request for stay, petition for reconsideration or appeal or sua sponte action of the FCC with comparable effect is pending, or (ii) if any of the foregoing is pending, in the judgment of Mergeparty it lacks any substantial merit or is contrary to established FCC precedent, or (iii) if it were to be so granted, it would not have a Material Adverse Effect on Mergeparty's television and radio broadcasting business; and as to which the thirty (30) day time period specified in 47 U.S.C. ss. 405(a) for initiating a petition for reconsideration of the grant of the FCC Order has expired;

                  (c) no Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that remains in effect and restrains, enjoins or otherwise prohibits consummation of the Merger; and

                  (d) the waiting period applicable to the consummation of the Merger under the Hart- Scott-Rodino Act shall have expired or been terminated.

         7.2 Conditions to Obligations of Mergeparty. The obligation of Mergeparty and Mergeparty Subsidiary to effect the Merger shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) American shall have furnished Mergeparty, with an opinion, dated the Closing Date of Dow, Lohnes & Albertson, FCC counsel for American, substantially in the form attached hereto as Exhibit C;

                  (b) (i) the representations and warranties of American set forth in this Agreement (other than in Sections 4.1(e), 4.11 and 4.13) shall be true and correct as of the date of the Original Merger Agreement and as of the Closing Date as though made on and as of the Closing Date except (x) to the extent such representations and warranties expressly speak as of an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date) and (y) to the extent that the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not have a Material Adverse Effect on American; provided, however, that for the purpose of this clause (y), representations and warranties that are qualified as to materiality (including by reference to "Material Adverse Effect") shall not be deemed to be so qualified, and (ii) the representations and warranties of American set forth in Sections 4.1(e), 4.11 and 4.13 of this Agreement shall be true and correct in all material respects as of the date of the Original Merger Agreement and as of the Closing Date; and

                  (c) American shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

                  (d) between the date of the Original Merger Agreement and the Closing Date, except as contemplated by this Agreement, and except as set forth in Section 4.3 of the American Disclosure Schedule, there shall not have occurred and be continuing any Material Adverse Change in American.

         7.3 Conditions to Obligations of American. The obligation of American to effect the Merger shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) the representations and warranties of Mergeparty set forth in this Agreement shall be true and correct as of the date of the Original Merger Agreement and as of the Closing Date as though made on and as of the Closing Date except (x) to the extent such representations and warranties expressly speak as of an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date) and (y) to the extent that the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not have a Material Adverse Effect on Mergeparty; provided, however, that for the purpose of this clause (y), representations and warranties that are qualified as to materiality (including by reference to "Material Adverse Effect") shall not be deemed to be so qualified.; and

                  (b) Mergeparty shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                                   ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after receipt by American of the Required
Vote:

                  (a) by mutual written consent of American, Mergeparty and Mergeparty Subsidiary;

                  (b) by either Mergeparty or American if any Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law that shall have become final and nonappealable and that restrains, enjoins or otherwise prohibits consummation of the Merger, unless the party seeking such restraint, injunction or prohibition or any Affiliate thereof was the terminating party;

                  (c) by either Mergeparty or American if the Merger shall not have been consummated by the Termination Date for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose action or failure to act (or the action or failure to act of any Affiliate) has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                  (d) by either Mergeparty or American if the Required Vote shall not have been obtained at the American Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof or by written consent;

                  (e) by American in the event (i) American is not in material breach of this Agreement and none of its representations or warranties shall have been or become and continue to be untrue in any material respect, and (ii) Mergeparty is in material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any manner that would cause the condition in Section 7.3(a) not to be satisfied, and such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Merger by or beyond the Termination Date; or

                  (f) by Mergeparty in the event (i) Mergeparty is not in material breach of this Agreement and none of its representations or warranties shall have been or become and continue to be untrue in any material respect, and (ii) American is in material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any manner that would cause the condition in Section 7.2(b) not to be satisfied, and such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Merger by or beyond the Termination Date.

The term "Termination Date" shall mean December 31, 1998, as such date may from time to time be extended pursuant to the provisions of Section 7.1(b) or by mutual agreement of the parties.

         The right of Mergeparty or American to terminate this Agreement pursuant to this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of either party, any Person controlling any such party or any of their respective Representatives, whether prior to or after the execution of this Agreement.

         8.2 Effect of Termination.

         Except as provided in Sections 6.1 (Access to Information; Confidentiality), 6.3 (Public Announcements), and 9.3 (Fees, Expenses and other Payments) and this Section, in the event of the termination of this Agreement pursuant to Section 8.1, or in the event the Merger shall not have become effective prior to the end of business on the day prior to the Termination Date, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party, or any of its respective stockholders, officers or directors, to the other; provided, however, that such termination shall not relieve any party from liability for any breach of any of its warranties, covenants or agreements set forth in this Agreement and, provided, however that such termination will not terminate the Confidentiality Agreement.


                                    ARTICLE 9

                               GENERAL PROVISIONS

         9.1 Amendment. This Agreement may be amended from time to time by the parties hereto at any time prior to the Closing Date but only by an instrument in writing signed by the parties hereto and, after receipt of the Required Vote, subject, in the case of American, to Applicable Law.

         9.2 Waiver. At any time prior to the Closing Date, except to the extent not permitted by Applicable Law, Mergeparty or American may, either generally or in a particular instance and either retroactively or prospectively, extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the provisions of Section 8.1, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and waive compliance by the other with any of the agreements, covenants, conditions or other provision contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         9.3 Fees, Expenses and Other Payments. (a) Subject to the provisions of paragraph (b) of this Section 9.3, all costs and expenses incurred in connection with any filing fees (including without limitation Hart-Scott-Rodino Act filings and FCC filing fees), transfer Taxes, sales Taxes, document stamps or other charges levied by any Authority in connection with this Agreement and the Merger shall be borne equally by Mergeparty and American. Subject as aforesaid, all other costs and expenses incurred in connection with the negotiation, preparation, performance and enforcement of this Agreement (including all fees and expenses of counsel, financial advisors, accountants, and other consultants, advisors and representatives for all activities of such persons undertaken pursuant to this Agreement) incurred by the parties hereto, shall be borne solely and entirely by the party which has incurred such costs and expenses, except to the extent, if any, otherwise specifically set forth in this Agreement.

         (b) Promptly following the Effective Time, American Tower shall pay to American in immediately available funds (and make American whole on an after-tax basis under the principles set forth in Section 6.17(c)(iv)) an amount equal to the aggregate costs and expenses incurred by American in connection with any agreement, arrangement or understanding (other than the Tower Documentation) entered into by American, ATS Mergercorp or any member of the American Tower Group following the date of the Original Merger Agreement (x) for the benefit of any member of the American Tower Group, (y) in contemplation of the Tower Separation or (z) in connection with the sale, assignment, transfer or other disposition of shares of American Tower Common Stock, including without limitation such costs and expenses incurred by American to Merrill Lynch Pierce Fenner & Smith Incorporated and any such costs and expenses incurred by American
to CSFB in excess of those set forth in the engagement letter between American and CSFB provided by American to Mergeparty in accordance with Section 4.14 of the Original Merger Agreement.

         (c) In the event that this Agreement is terminated by any party pursuant to 8.1(d), American shall promptly, but in no event later than two (2) days after the date of such termination, pay Mergeparty a fee equal to $35 million in immediately available funds, plus Expenses. "Expenses" shall mean reasonable and reasonably documented out-of-pocket fees and expenses incurred or paid by or on behalf of Mergeparty in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of counsel, commercial banks, investment banking firms, accountants, experts and consultants to Mergeparty in an aggregate amount not to exceed $5 million.

         9.4 Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, postage prepaid, or by recognized courier service, (b) sent by telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid, or by recognized courier service) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if, other than an individual, shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

         (a) If to Mergeparty:

               CBS Corporation
               11 Stanwix Street
               Pittsburgh, Pennsylvania  15222
               Attention:  Louis J. Briskman, Esq.
               Telecopier No.:  (412) 642-5224

               with a copy to:

               Cravath, Swaine & Moore
               825 Eighth Avenue
               New York, New York  10019
               Attention:  Allen Finkelson, Esq.
               Telecopier No.:  (212) 474-3700

         (b) If to American:

               American Radio Systems Corporation
               116 Huntington Avenue
               Boston, Massachusetts 02116
               Attention: Steven B. Dodge, President and Chief Executive Officer Telecopier No.: (617) 375-7575
               with a copy to:

               Sullivan & Worcester LLP
               One Post Office Square
               Boston, Massachusetts 02109
               Attention:  Norman A. Bikales, Esq.
               Telecopier No.:  (617) 338-2880

or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         9.5 Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement or any Collateral Document, the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in Article 8, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting each party from pursuing any other remedies available to it under Applicable Law or pursuant to the provisions of this Agreement for such breach or threatened breach, including without limitation the recovery of damages, including, to the extent awarded in any Legal Action, punitive, incidental and consequential damages (including without limitation damages for diminution in value and loss of anticipated profits) or any other measure of damages permitted by Applicable Law.

         9.6 Survival of Representations, Warranties, Covenants and Agreements. None of the representations and warranties in this Agreement shall survive the Merger, and after effectiveness of the Merger neither Mergeparty, American or their respective officers, directors or shareholders shall have any further obligation with respect thereto. This Section 9.6 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         9.7 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Merger is fulfilled and consummated to the maximum extent possible.

         9.8   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         9.9 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.10 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the Applicable Laws of the United States of America and the laws of the State of New York applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction, except to the extent the corporate laws of the State of Delaware are applicable. Anything in this Agreement to the contrary notwithstanding, in the event of any dispute between the parties which results in a Legal Action, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement for reasonable legal fees and expenses incurred by such prevailing party in such Legal Action.

         9.11 Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such Collateral Documents and other assurances, as the other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         9.12 Entire Agreement; No Other Representations or Agreements. This Agreement (together with the Disclosure Schedules and the Exhibits and the other Collateral Documents delivered or to be delivered in connection herewith) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, undertakings, inducements, representations, warranties and negotiations, expressed or implied, oral or written, between the parties, with respect to the subject matter hereof. Each of the parties is a sophisticated legal entity that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Each of the parties hereby acknowledges that (a) neither party has relied or will rely in respect of this Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement (including the Exhibits and the Disclosure Schedules and the other Collateral Documents) or such of the foregoing as are delivered at the Closing, (b) there are no covenants or agreements by or on behalf of either party hereto or any of its respective Affiliates or representatives other than those expressly set forth in this Agreement and the Collateral Documents, and (c) the parties' respective rights and obligations with respect to this Agreement and the events giving rise thereto will be solely as set forth in this Agreement and the Collateral Documents. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER AMERICAN NOR MERGEPARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         9.13 Assignment. This Agreement shall not be assignable by any party and any such assignment shall be null and void, except that it shall inure to the benefit of and be binding upon any successor to each party by operation of Law, including by way of merger, consolidation or sale of all or substantially all of its assets, and each party may assign its rights and remedies hereunder to any bank or other financial institution which has loaned funds or otherwise extended credit to it.

         9.14 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in Articles 2 and 3 and Sections 6.8(d), 6.12 and 9.13.

         9.15 Mutual Drafting. This Agreement is the result of the joint efforts of Mergeparty and American, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against either party based on any presumption of that party's involvement in the drafting thereof.

         9.16 Obligations of American and of Mergeparty. Whenever this Agreement requires a Subsidiary of American to take any action, such requirement shall be deemed to include an undertaking on the part of American to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of Mergeparty to take any action, such requirement shall be deemed to include an undertaking on the part of Mergeparty to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

         9.17 Mergeparty Agent for Mergeparty Subsidiary. Anything in this Agreement to the contrary notwithstanding, Mergeparty Subsidiary hereby grants Mergeparty an irrevocably power of attorney and hereby irrevocably appoints Mergeparty its agent for all purposes of this Agreement, including without limitation for the purpose of executing and delivering extensions of the time for the performance of any of the obligations or other acts of Mergeparty, waivers, terminations or amendments, and any action taken by Mergeparty pursuant to such power of attorney and agency, and any such extension, waiver, termination or amendment executed and delivered by Mergeparty, shall be binding upon Mergeparty Subsidiary whether or not it has specifically approved such action or executed such extension, waiver, termination or amendment.

         9.18 Original Merger Agreement. Notwithstanding anything to the contrary in Section 9.3 of the Original Merger Agreement, this Agreement shall not amend or restate the Original Merger Agreement, and the Original Merger Agreement shall continue in full force and effect without any amendment or modification thereof pursuant to the provisions of this Agreement, until such time as this Agreement shall have been approved and adopted by the Required Vote.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, American, Mergeparty and Mergeparty Subsidiary have caused this Amended and Restated Agreement and Plan of Merger to be executed, pursuant to the authority and approval of each of their respective Boards of Directors, as of the date first written above by their respective officers thereunto duly authorized.

                              American Radio Systems Corporation


                              By: /s/ Steven B. Dodge
                                Name: Steven B. Dodge
                                Title: Chairman of the Board, President and Chief Executive Officer

                              CBS Corporation



                              By: /s/ Frederic G. Reynolds
                                  Name:
                                  Title:


                              R Acquisition Corp.


                              By: /s/ Frederic G. Reynolds
                                  Name:
                                  Title:

                                                                      APPENDIX A

                                   DEFINITIONS


         Accounting Firm shall have the meaning given to it in Section 6.18.

         Adjustment  Amount  shall  have  the  meaning  given  to it in  Section
6.18(d).

         Adverse, Adversely, when used alone or in conjunction with other terms (including without limitation "Affect," "Change" and "Effect") shall mean any Event that has adversely affected or is reasonably likely to adversely affect
(a) the validity or enforceability of this Agreement or the likelihood of consummation of the Merger, (b) the business, properties, financial condition or results of operations of American and its Subsidiaries, taken as a whole, or the Mergeparty and its Subsidiaries, taken as a whole, as the case may be, or (c) American's or Mergeparty's, as the case may be, ability to fulfill its obligations under the terms of this Agreement. Notwithstanding the foregoing, and anything in this Agreement to the contrary notwithstanding, any Event affecting the radio broadcasting industry or the national or any regional or market economy generally shall not be deemed to constitute an Adverse Change, have an Adverse Effect or to Adversely Affect within the meaning of any of the foregoing clauses (a) through (c).

         Affiliate, Affiliated shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust.

         Affiliate Agreement shall have the meaning given to it in Section 6.20.

         Agreement shall have the meaning given to it in the third "Whereas" paragraph and shall include any amendments executed and delivered by the parties pursuant to the provisions of Section 9.1.

         American shall have the meaning given to it in the Preamble.

         American Brokered Stations shall mean the radio broadcast stations which American has the right to acquire, but which as of the date of the Original Merger Agreement it is operating pursuant to time brokerage, local marketing or other similar agreements.

         American Class A Common shall have the meaning given to it in Section 3.1(d).

         American Class B Common shall have the meaning given to it in Section 3.1(d).

         American Class C Common shall have the meaning given to it in Section 3.1(d).

         American Common Stock shall have the meaning given to it in Section 3.1(d).

         American  Conversion  Fraction  shall have the  meaning  given to it in
Section 3.5.

         American Convertible Preferred Stock shall have the meaning given to it in Section 2.5.

         American Cumulative Preferred Stock shall have the meaning given to it in Section 2.5.

         American Disclosure Schedule shall mean the American Disclosure Schedule dated as of the date of the Original Merger Agreement delivered by American to Mergeparty simultaneously with the execution and delivery of the Original Merger Agreement.

         American FCC Licenses means all FCC Licenses issued to American or any of its Subsidiaries and used in the business or operations of any of the American Stations, including those listed on Section 4.6(a) of the American Disclosure Schedule (other than those relating to the American Brokered Stations, which shall be deemed American FCC Licenses only upon consummation of the acquisition of the applicable American Brokered Station), and any additions thereto between the date of the Original Merger Agreement and the Closing Date. Auxiliary broadcast licenses issued pursuant to 47 C.F.R. Part 74 shall not be deemed to be material American FCC Licenses.

         American  Financial  Statements  shall have the meaning  given to it in
Section 4.2.

         American Options shall have the meaning given to it in Section 6.8.

         American Preferred Stock shall have the meaning given to it in Section 2.5.

         American SEC  Documents  shall have the meaning  given to it in Section
4.2.

         American September 10-Q shall have the meaning given to it in Section 4.2.

         American Stations means the radio broadcast stations owned by American, or which it has the right to acquire (and acquires prior to the Closing Date but only from and after such acquisition) as of the date of the Original Merger Agreement; provided, however, that American Stations shall not include any American Station disposed of by American subsequent to the date of the Original Merger Agreement not in violation of the provisions of this Agreement; further, provided, that American Stations shall include American Brokered Stations if the context so requires.

         American Stock means the American Common Stock and the American Preferred stock.

         American  Stockholders  Meeting  shall have the meaning  given to it in
Section 6.5.

         American Stockholders Tower Meeting shall have the meaning given to it in Section 6.5.

         American 10-K shall have the meaning given to it in Section 4.2.

         American Tax Group shall mean American and those of its Subsidiaries as are included in the consolidated Federal Income Tax Returns of American.

         American Tower shall have the meaning given to it in Section 3.1(d).

         American  Tower  Group  shall have the  meaning  given to it in Section
6.17.

         American's knowledge (including the term "to the knowledge of American") means the actual knowledge of the Chief Executive Officer or the Chief Financial Officer of American, and that such Officer shall have reason to believe and shall believe that the subject representation or warranty is true and accurate as stated.

         Antitrust  Division  shall  have the  meaning  given  to it in  Section
6.2(c).

         Applicable Law shall mean, with respect to any Person, any Law of any Authority, whether domestic or foreign, to which such Person is subject or by which it or any of its business or operations is subject or any of its property or assets is bound.

         Applications shall have the meaning given to it in Section 6.2(b).

         Appraised Total Value shall have the meaning given to it in Section 3.4(c).

         Arbitrator shall have the meaning given to it in Section 3.4(c).

         ATC Merger Agreement shall have the meaning given to it in Section 4.1(e).

         ATS Mergercorp shall have the meaning given to it in Section 3.5.

         ATS  Mergercorp  Common  Stock  shall have the  meaning  given to it in
Section 4.1(e).

         Authority shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

         Benefit Arrangement shall mean, with respect to any Person, any benefit arrangement that is not a Plan, including (a) any employment, severance or consulting agreement, (b) any arrangement providing for insurance coverage or workers' compensation benefits, (c) any incentive bonus or deferred bonus arrangement, (d) any arrangement providing termination allowance, severance or similar benefits, (e) any equity compensation plan, and (f) any deferred compensation plan which American or any ERISA Affiliate maintains, contributes to or is required to contribute to for the benefit of any current or former officers, employees, agents, directors or independent contractors of American or any of its ERISA Affiliates.

         Cash  Consideration  shall  have the  meaning  given  to it in  Section
3.1(d).

         Certificate  of Merger  shall have the  meaning  given to it in Section
2.3.

         Certificates shall have the meaning given to it in Section 3.2(b).

         CD Amount shall have the meaning given to it in Section 6.18(c).

         Claims shall mean any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

         Closing shall have the meaning given to it in Section 2.2.

         Closing  Balance  Sheet shall have the  meaning  given to it in Section
6.18.

         Closing Date shall have the meaning given to it in Section 2.2.

         Closing Net Debt shall have the meaning given to it in Section 6.18.

         Closing Statement shall have the meaning given to it in Section 6.18.

         Closing Working Capital shall have the meaning given to it in Section 6.18.

         COBRA shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         Code shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Collateral Document shall mean any agreement, certificate, contract, instrument, notice, opinion or other document delivered pursuant to the provisions of this Agreement, including without limitation, the Confidentiality Agreement, the Tower Documentation and the Tower Merger Agreement.

         Commission or SEC shall mean the Securities and Exchange Commission and shall include any successor Authority.

         Contracts shall have the meaning given to it in Section 4.19(a).

         Confidentiality Agreement shall mean the letter agreement, dated August 21, 1997 between American and Mergeparty.

         Control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         Convertible Securities shall mean any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for shares of capital stock, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

         Court shall have the meaning given to it in Section 3.4(c).

         CSFB shall have the meaning given to it in Section 4.14.

         Current Assets shall have the meaning given to it in Section 6.18(b).

         DCL shall have the meaning given to it in Section 2.1.

         Debt Amount shall have the meaning given to it in Section 6.18(c).

         Determination Deadline shall have the meaning given to it in Section 3.4(c).

         Disclosure Schedule shall mean the Mergeparty Disclosure Schedule, if any, or the American Disclosure Schedule, as the case may be.

         Dissenting Shares shall have the meaning given to it in Section 3.4(a).

         Divestiture Condition means any condition imposed or required by the FCC (including conditions required by the FCC's multiple ownership rules or policies), the Antitrust Division or the FTC as a condition to its consent to or approval of the transfer of control of any of the American FCC Licenses or otherwise to the transactions (or any of them) contemplated by this Agreement, including without limitation the Merger, or as a condition to its agreement not to institute any Legal Action to prevent the transfer of control of any of the American FCC Licenses or otherwise to prevent any of the transactions contemplated hereby, which would require Mergeparty or any of its Subsidiaries or any of its other Affiliates to dispose of one or more of the American Stations or American Brokered Stations, or in Mergeparty's sole discretion, one or more of the radio broadcast stations owned by Mergeparty and operating in the same Arbitron Survey area as any of the American Stations or American Brokered Stations; provided, however, that with respect to compliance with any condition imposed by the FCC, Mergeparty shall have been afforded a period of six months, from Closing, through the use of trusts or otherwise, within which to comply with the radio duopoly overlap rule, 47 C.F.R. ss. 73.3555(a), and Mergeparty shall have been afforded temporary, rather than permanent, waivers of the one-to-a-market rule, 47 C.F.R. ss. 73.3555(c), so long as such temporary waivers shall remain in effect until at least 6 months following the effective date of FCC action concluding the ongoing proceeding in MM Docket Nos. 91-221, 87-8 (FCC 94-322) or a successor rulemaking proceeding pending at the time of the grant of the FCC Order, that considers the one-to-a-market rule.

         D&O Insurance shall have the meaning given to it in Section 6.12(c).

         Effective Time shall have the meaning given to it in Section 2.3.

         Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Environmental Law excluding any regulations issued by the FCC shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment, including without limitation, Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation of mined land, land surface or subsurface strata) or otherwise that relate to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 6901 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous federal, state, local or foreign Laws, and the rules and regulations promulgated thereunder, all as from time to time in effect, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Environmental Permit shall mean, with respect to any Person, any Governmental Authorization required by or pursuant to any Environmental Law.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         ERISA Affiliate shall mean any Person that is treated as a single employer with American under Sections 414(b), (c), (m) or (o) of the Code or
Section 4001(b)(1) of ERISA.

         ESOP shall have the meaning given to it in Section 4.9(a)(xvi).

         Event shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         Exchange Act shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Exchange Agent shall have the meaning given to it in Section 3.2(a).

         Expenses shall have the meaning given to it in Section 9.3.

         Extended Tower Lease shall have the meaning given to it in Section 6.19(b).

         FCA shall mean the Communication Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         FCC shall mean the Federal Communications Commission and shall include any successor Authority.

         FCC Consents means actions by the FCC (including the Chief, Mass Media Bureau, acting under delegated authority) granting its consent to the transfer of control of the American FCC Licenses for each of the American Stations to Mergeparty as contemplated by this Agreement whether or not such consent has become a Final Order.

         FCC   Licenses   means  all  of  the   licenses,   permits   and  other
authorizations issued by the FCC to an owner and operator of radio broadcast stations.

         FCC Order shall have the meaning given to it in Section 7.1(b).

         Filed  American  SEC  Documents  shall have the meaning  given to it in
Section 4.2.

         Final Adjustment Amount shall have the meaning given to it in Section 6.18(d).

         Final Order shall mean, with respect to any Authority, including without limitation the FCC, a consent or approval with respect to which no appeal, no stay, no petition or application for rehearing, reconsideration, review or stay, whether on motion of the applicable Authority or other Person or otherwise, and no other Legal Action contesting such consent or approval, is in effect or pending and as to which the time or deadline for filing any such appeal, petition or application or other Legal Action has expired or, if filed, has been denied, dismissed or withdrawn, and the time or deadline for instituting any further Legal Action has expired.

         FTC shall have the meaning given to it in Section 6.2(c).

         GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

         Governmental Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities, including the FCC Licenses, issued by the FCC, the Federal Aviation Administration and any other Authority in connection with the conduct of business or operations of any of the Stations.

         Governmental Filings shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         Hart-Scott-Rodino Act shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Hazardous Materials shall mean and include any substance, material, waste, constituent, compound, chemical, natural or man-made element or force (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law; or (b) that is defined as a "hazardous waste" or "hazardous substance" under any Environmental Law; or (c) that is toxic, explosive, corrosive, etiologic, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable Authority or subject to any Environmental Law; or (d) that poses or threatens to pose a hazard to the health or safety of persons; or (e) that contains gasoline, diesel fuel or other petroleum hydrocarbons, or any by-products or fractions thereof, natural gas, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon or other radioactive elements, ionizing radiation, lead, asbestos or asbestos- containing materials, or urea formaldehyde foam insulation.

         indebtedness shall mean, with respect to any Person, without duplication, (A) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (D) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person's business), (E) all capitalized lease obligations of such Person, (F) all obligations of others secured by any Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (G) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof), (H) all letters of credit issued for the account of such Person and (I) all guarantees and arrangements having the economic effect of a guarantee of such Person or any indebtedness of any other Person.

         Indemnified Parties shall have the meaning given to it in Section 6.12(b).

         Law shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation.

         Legal Action shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, hearings, investigations, proceedings or suits, at law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, by or before any Authority, against such Person or involving any of such Person's business or assets.

         Liabilities shall have the meaning given to it in Section 6.18(b).

         Lien shall mean any of the following: mortgage; lien (statutory or other) or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; or restriction on sale, transfer, assignment, disposition or other alienation.

         Material, Materially or materiality for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Material Agreement shall mean, with respect to any Person, any agreement, arrangement, contract, undertaking, understanding or other obligation or liability which (a) was not entered into in the ordinary course of business, it being understood and agreed by the parties that the acquisition, disposition or exchange of radio stations is in the ordinary course of business, (b) was entered into in the ordinary course of business which (i) involved the purchase, sale or lease of goods or materials, or purchase of services, aggregating more than $10,000,000 during any of the last three fiscal years of such Person, (ii) extends for more than six (6) months from the date of the Original Merger Agreement, or (iii) is not terminable on thirty (30) days or less notice without material penalty or other payment, (c) involves indebtedness aggregating more than $10,000,000, (d) is or otherwise constitutes a written agency, broker, dealer, license, distributorship, sales representative or similar written agreement, or (e) accounted for more than ten percent (10%) of the revenues of Mergeparty or American Stations, as the case may be, in the last fiscal year of such Person or is likely to account for more than ten percent (10%) of revenues of Mergeparty or American, as the case may be, during the current fiscal year of such Person.

         Maximum Premium shall have the meaning given to it in Section 6.12(c).

         Merger Consideration shall have the meaning given to it in Section 3.1(d).

         Mergeparty shall have the meaning given to it in the Preamble.

         Mergeparty Brokered Stations shall mean the radio broadcast stations which Mergeparty has the right to acquire but which as of the date of the Original Merger Agreement it is operating pursuant to time brokerage, local marketing or other similar agreements.

         Mergeparty Disclosure Schedule shall mean the Mergeparty Disclosure Schedule dated as of the date of the Original Merger Agreement delivered by Mergeparty to American simultaneously with the execution and delivery of the Original Merger Agreement.

         Mergeparty Stations means the radio broadcast stations owned by Mergeparty, or which it has the right to acquire (and acquires prior to the Closing Date but only from and after such acquisition) as of the date of the Original Merger Agreement; provided, however, that Mergeparty Stations shall not include any Mergeparty Station disposed of by Mergeparty subsequent to the date of the Original Merger Agreement not in violation of the provisions of this Agreement; provided further, however, that the term Mergeparty Stations shall include Mergeparty Brokered Stations if the context so requires.

         Mergeparty Subsidiary shall have the meaning given to it in the Preamble.

         Mergeparty's knowledge (including the term "to the knowledge of Mergeparty") means the actual knowledge of the Chief Executive Officer or the Chief Financial Officer of Mergeparty, and that such Officer shall have reason to believe and shall believe that the subject representation or warranty is true and accurate as stated.

         Merger shall have the meaning given to it in the third "Whereas" paragraph.

         Merger Consideration shall have the meaning given to it in Section 3.1(d).

         Multiemployer Plan shall mean a Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

         Net Debt shall have the meaning given to it in Section 6.18(c).

         Notice of Disagreement shall have the meaning given to it in Section 6.18.

         NYSE shall mean the New York Stock Exchange.

         Option Securities shall mean all rights, options, calls, contracts, agreements, warrants, understandings, restrictions, arrangements or commitments, including without limitation, any rights plan or other anti-takeover agreement or arrangement, evidencing the right to subscribe for, purchase or otherwise acquire, or otherwise providing for the issuance of shares of capital stock, voting securities or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire, or otherwise providing for the issuance, is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

         Optionholder shall have the meaning given to it in Section 6.8(a).

         Organic Document shall mean, with respect to a Person which is a corporation, its charter, its by-laws and all stockholder agreements, voting trusts and similar arrangements applicable to any of its capital stock and, with respect to a Person which is a partnership, its agreement and certificate of partnership, any agreements among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof).

         Original Merger Agreement shall have the meaning given to it in the first "Whereas" paragraph.

         Permitted Liens shall mean (a) Liens for current Taxes not yet due and payable, and (b) such imperfections of title, easements, encumbrances and mortgages or other Liens, if any, as are not, individually or in the aggregate, substantial in character, amount or extent and do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair the business or operations of the American Stations or the Mergeparty Stations, as the case may be.

         Person shall mean any natural individual or any Entity.

         Plan shall mean, with respect to any Person and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA, which American or any ERISA Affiliate maintains, contributes to or is required to contribute to for the benefit of any current or former officers, employees, agents, directors or independent contractors of American or any of its ERISA Affiliates.

         Post-Closing  American  Group  shall  have the  meaning  given to it in
Section 6.18

         Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to copyrights, computer software programs, patents, service marks, trademarks, trade names, technology and know-how.

         Prohibited Transaction shall have the meaning given to it in Section 6.2(a).

         Proxy Statement shall have the meaning given to it in Section 6.6(a).

         Registration Statement shall have the meaning given to it in Section 6.6(b).

         Regulations shall mean the federal income tax regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations, and all references to temporary Regulations shall be deemed also to refer to any corresponding provisions of final Regulations.

         Representatives shall have the meaning given to it in Section 6.1.

         Required Divestitures means all divestitures, terminations, arrangements and restructurings identified in Section 5.2c) of the Mergeparty Disclosure Schedule, if any, and all other divestitures, terminations, arrangements or restructurings, if any, arising after the date of the Original Merger Agreement that would have been required to be listed on Section 5.2c) of the Mergeparty Disclosure Schedule if known to be in existence as of such date or that are necessary to satisfy any and all Divestiture Conditions.

         Required Tower Vote shall have the meaning given to it in Section 4.13.

         Required Vote shall have the meaning given to it in Section 4.13.

         Required Divestitures means all divestitures, terminations, arrangements and restructurings identified in Section 5.2c) of the Mergeparty Disclosure Schedule, if any, and all other divestitures, terminations, arrangements or restructurings, if any, arising after the date of the Original Merger Agreement that would have been required to be listed on Section 5.2c) of the Mergeparty Disclosure Schedule if known to be in existence as of such date or that are necessary to satisfy any and all Divestiture Conditions.

         Restated  Certificate  shall  have the  meaning  given to it in Section
4.11.

         ss.162(m) Options shall have the meaning given to it in Section 6.8(e).

         Securities Act shall mean the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Stations shall mean, collectively, the American Stations and the Mergeparty Stations.

         Subsidiary shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         Surviving  Corporation  shall have the  meaning  given to it in Section
2.1.

         Tax (and "Taxable," which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other, including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to tax or additional amounts imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) of this definition, and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Tax Claim shall mean any Claim which relates to Taxes.

         Tax Return or Returns shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

        Taxing   Authority  shall  mean  any  Authority   responsible  for  the
imposition of any Tax.

         Termination Date shall have the meaning given to it in Section 8.1.

         Tower  Business  shall  mean  the  business   conducted  by  the  Tower
Subsidiaries.

         Tower Common Stock, Tower Class A Common, Tower Class B Common and Tower Class C Common shall have the meaning given to such terms in Section 3.1(d).

         Tower  Deconsolidation  shall have the  meaning  given to it in Section
6.17.

         Tower  Deconsolidation  Date  shall  have  the  meaning  given to it in
Section 6.17.

         Tower Documentation shall have the meaning given to it in Section 6.17.

         Tower Employees shall have the meaning given to it in Section 6.17.

         Tower Leases shall have the meaning given to it in Section 6.19.

         Tower Merger shall have the meaning given to it in Section 3.5.

         Tower Merger  Agreement  shall have the meaning  given to it in Section
3.5.

         Tower  Merger  Consideration  shall  have  the  meaning  given to it in
Section 3.5.

         Tower  Merger  Effective  Time  shall have the  meaning  given to it in
Section 3.5.

         Tower Merger Tower  Consideration shall have the meaning given to it in
Section 3.5.

         Tower Proxy Statement shall have the meaning given to it in Section 6.6(a).

         Tower Separation shall have the meaning given to it in Section 6.17.

         Tower Stock Consideration shall have the meaning given to it in Section 3.1(d).

         Tower  Stock  Payment  shall  have the  meaning  given to it in Section
3.4(c).

         Towers shall have the meaning given to it in Section 6.19.

         Tower Subsidiaries shall mean American Tower and its Subsidiaries.

         Uncontrollable Events shall have the meaning given to it in Section 6.2(d).

         WC Amount shall have the meaning given to it in Section 6.18(b).

         Working Capital shall have the meaning given to it in Section 6.18(b).

                                                                       EXHIBIT D

                          AGREEMENT AND PLAN OF MERGER

                                 By and Between

                       AMERICAN RADIO SYSTEMS CORPORATION

                                       and

                             ATS MERGER CORPORATION

                                   Dated as of

                                December 18, 1997



                                TABLE OF CONTENTS
ARTICLE 1         DEFINED TERMS...................................................................................1

ARTICLE 2         THE TOWER MERGER................................................................................2
                  2.1      The Tower Merger.......................................................................2
                  2.2      Closing................................................................................2
                  2.3      Effective Time.........................................................................2
                  2.4      Effect of the Merger...................................................................2
                  2.5      Certificate of Designation.............................................................2
                  2.6      Bylaws.................................................................................2
                  2.7      Directors and Officers.................................................................2

ARTICLE 3         CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES..................................................3
                  3.1      Conversion of Capital Stock............................................................3
                  3.2      Exchange of Certificates.  ............................................................4

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF ATS MERGERCORP................................................6

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF ARS...........................................................8

ARTICLE 6         CLOSING CONDITIONS..............................................................................9
                  6.1      Conditions to Obligations of Each Party to Effect the Merger...........................9
                  6.2      Conditions to Obligations of ATS Mergercorp............................................9
                  6.3      Conditions to Obligations of ARS......................................................10

ARTICLE 7         TERMINATION, AMENDMENT AND WAIVER..............................................................10
                  7.1      Termination...........................................................................10
                  7.2      Effect of Termination.    ............................................................10

ARTICLE 8         GENERAL PROVISIONS.............................................................................11
                  8.1      Amendment.............................................................................11
                  8.2      Waiver................................................................................11
                  8.3      Fees, Expenses and Other Payments.....................................................11
                  8.4      Notices...............................................................................11
                  8.5      Specific Performance; Other Rights and Remedies.......................................12
                  8.6      Survival of Representations, Warranties, Covenants and Agreements.....................12
                  8.7      Severability..........................................................................12
                  8.8      Counterparts..........................................................................13
                  8.9      Section Headings......................................................................13
                  8.10     Governing Law.........................................................................13
                  8.11     Further Acts..........................................................................13
                  8.12     Entire Agreement; No Other Representations or Agreements..............................13
                  8.13     Assignment............................................................................14
                  8.14     Parties in Interest...................................................................14



APPENDIX A:                Definitions


                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger, dated as of December 18, 1997, by and between ATS Merger Corporation., a Delaware corporation ("ATS Mergercorp"), and American Radio Systems Corporation, a Delaware corporation ("ARS").

                              W I T N E S S E T H:

         WHEREAS,   ARS,  CBS  Corporation   (formerly,   Westinghouse  Electric
Corporation), a Pennsylvania corporation ("CBS") and R Acquisition Corp., a Delaware corporation ("CBS Sub") are parties to an Agreement and Plan of Merger, dated as of September 19, 1997 (the "Original Merger Agreement"); and

         WHEREAS, ARS, CBS and CBS Sub have simultaneously with the execution and delivery of this Agreement entered into the Amended and Restated Agreement and Plan of Merger (the "Restated Merger Agreement") providing for the merger of CBS Sub with and into ARS on the terms and conditions set forth therein ("CBS Merger");

         WHEREAS, the Restated Merger Agreement provides that, under certain circumstances, the distribution of ARS' tower business to the holders of ARS Common Stock may be effect separate and apart from consummation of the CBS
Merger through the merger of ATS Mergercorp with and into ARS (the "Tower Merger"); and

         WHEREAS, the Boards of Directors of ARS and ATS Mergercorp have determined that the Tower Merger on the terms and conditions set forth in this Agreement and Plan of Merger (this "Agreement") is consistent with and in furtherance of the long-term business strategy of each, and is fair to, and in the best interests of, ATS Mergercorp, ARS and the stockholders of each; and

         WHEREAS, ARS and ATS Mergercorp intend that the Tower Merger shall, for federal income tax purposes, qualify as a tax-free reorganization under the provisions of Section 368(a) of the Code; and

         WHEREAS, the Boards of Directors of ARS and ATS Mergercorp have approved and adopted this Agreement and the Tower Merger and the Board of Directors of ARS has directed that this Agreement be submitted to its stockholders for their adoption and approval; ARS, as the sole stockholder of ATS Mergercorp has approved and adopted this Agreement;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, the parties hereto hereby, intending to be legally bound, represent, warrant, covenant and agree as follows:

                                    ARTICLE 1

                                  DEFINED TERMS

         As used herein, unless the context otherwise requires, the terms defined in Appendix A shall have the respective meanings set forth therein. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Collateral Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof," "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular section, and references to "this Section" of "this Article" are intended to refer to the entire section or article and not a particular subsection thereof. The term "either party" shall, unless the context otherwise requires, refer to ARS and ATS Mergercorp.

                                    ARTICLE 2

                                THE TOWER MERGER

         2.1 The Tower Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DCL"), at the Effective Time, ATS Mergercorp shall be merged with and into ARS. As a result of the Tower Merger, the separate existence of ATS
Mergercorp shall cease and ARS shall continue as the surviving corporation in the Tower Merger (sometimes referred to, as such, as the "Surviving Corporation").

         2.2 Closing. The closing of the Tower Merger (the "Closing") will take place, on the Closing Date, at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, on the date that is the tenth (10th) day after the date on which all of the conditions set forth in Article 6 (other than those which require delivery at the Closing) shall have been satisfied or waived, unless another date, time or place is agreed to in writing by the parties or provided for herein. The date on which the Closing occurs is herein referred to as the "Closing Date."

         2.3 Effective Time. Subject to the provisions of this Agreement, as promptly as practicable after the Closing, the parties hereto shall cause the Tower Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") and any related filings required under the DCL with the Secretary of State of the State of Delaware. The Tower Merger shall become effective at such time as such documents are duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in such documents (the "Effective Time").

         2.4 Effect of the Tower Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of ATS Mergercorp and ARS, and the Tower Merger shall otherwise have the effects provided for under the DCL.

         2.5 Certificate of Incorporation. The Restated Certificate of Incorporation of ARS in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation unless amended in accordance with Applicable Law.

         2.6 Bylaws. The bylaws of ARS in effect at the Effective Time shall be the bylaws of the Surviving Corporation unless amended in accordance with Applicable Law.

         2.7 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified, or upon their earlier resignation or removal, in accordance with Applicable Law,

(a) the directors of ARS at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of ARS at the Effective Time shall be the officers of the Surviving Corporation.

                                    ARTICLE 3

                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

         3.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Tower Merger and without any action on the part of ATS Mergercorp or ARS or their respective stockholders:

         (a) Each share of the 113/8% Series B Cumulative Exchangeable Preferred Stock, par value $.01 per share, of ARS (the "ARS Cumulative Preferred Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding;

         (b) Each share of the 7% Convertible Exchangeable Preferred Stock, par value $.01 per share, of ARS (the "ARS Convertible Preferred Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding;

         (c) Each share of Class A Common Stock, par value $.01 per share ("ARS Class A Common Stock"), each share of Class B Common Stock, par value $.01 per share ("ARS Class B Common Stock") and each share of Class C Common Stock, par value $.01 per share ("ARS Class C Common Stock"), of ARS (collectively, the "ARS Common Stock"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Tower Merger and without any action on the part of the holder thereof, be converted into the right to receive:

                  (i) one share of Common Stock, par value $.01 per share ("Tower Common Stock") of American Tower Systems Corporation ("American Tower Systems"), with (i) each share of ARS Class A Common Stock being converted into the right to receive one share of Class A Common Stock, par value $.01 per share ("Tower Class A Common Stock") of American Tower Systems, (ii) each share of ARS Class B Common Stock being converted into the right to receive one share of Class B Common Stock, par value $.01 per share ("Tower Class B Common Stock") of American Tower Systems, and (iii) each share of ARS Class C Common being converted into the right to receive one share of Class C Common Stock, par value $.01 per share ("Tower Class C Common Stock") of American Tower Systems; and

                  (ii) a fraction (the "ARS Conversion Fraction") of a share of ARS Common Stock of the same class as the class of ARS Common Stock being converted, (i) the numerator of which is the difference between
         (A) the denominator and (B) the value (determined as set forth below) of one share of Tower Class A Common Stock immediately prior to the Effective Time, and (ii) the denominator of which is the value (determined as set forth below) of one share of ARS Class A Common Stock immediately prior to the Effective Time (the consideration set forth in paragraph (a) above and this paragraph (b) being herein collectively referred to as the "Merger Consideration").

For purposes of determining the value of the ARS Class A Common Stock and the Tower Common Stock immediately prior to the Effective Time the following principles shall apply:

                  (x) each share of ARS Class A Common Stock shall be valued at an amount equal to the average closing sales price of the ARS Class A Common Stock on the New York Stock Exchange (the

         "NYSE"), as reported by the Wall Street Journal, for the ten (10) consecutive trading days immediately preceding the second trading date prior to the Effective Time; and

                  (y) each share of Tower Class A Common Stock shall be valued at the amount determined in good faith by the ARS Board of Directors to be its fair market value immediately prior to the Effective Time.

         (d) Each share of Common Stock, par value $.01 per share of ATS Mergercorp (the "ATS Mergercorp Common Stock") owned by ARS immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

         (e) The shares of ARS Common Stock owned by ARS as treasury shares immediately prior to the Effective Time shall automatically, by virtue of the Tower Merger and without any action on the part of ARS, be converted into a number of shares of ARS Common Stock of the same class equal to the number of shares owned by American immediately prior to the Effective Time multiplied by the ARS Conversion Fraction.

         As a result of the Tower Merger and without any action on the part of the holder thereof, at the Effective Time all shares of ARS Common Stock issued and outstanding shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of ARS Common Stock shall thereafter cease to have any rights with respect to such shares of ARS Common Stock, except the right to receive, without interest, the Merger Consideration and cash for fractional shares of ARS Common Stock in accordance with the provisions of Section 3.2(d) upon the surrender of a certificate representing such shares of ARS Common Stock.

         3.2 Exchange of Certificates.

         (a) Pursuant to an agreement reasonably satisfactory to ARS and ATS Mergercorp (the "Exchange Agent Agreement") to be entered into at or prior to the Closing Date between ARS, ATS Mergercorp and the transfer agent for the ARS Common Stock (the "Exchange Agent"), at or immediately following the Effective Time, ARS shall deposit or cause to be deposited in trust for the benefit of the ARS common stockholders shares of Tower Class A Common Stock, Tower Class B Common Stock and Tower Class C Common Stock representing the aggregate Merger Consideration to which holders of ARS Common Stock shall be entitled at the Effective Time pursuant to the provisions of this Article.

         (b) Not less than five (5) business days subsequent to the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of ARS Common Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of ARS Common Stock and Tower Class A Common Stock, Tower Class B Common Stock and Tower Class C Common Stock and cash in lieu of fractional shares as hereinafter provided. Upon surrender of Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Certificates shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of ARS Common Stock to be received pursuant to the provision of Section 3.1(c)(ii), (ii) cash in lieu of fractional shares as hereinafter provided and (iii) certificates representing the number of shares of Tower Class A Common Stock, Tower Class B Common Stock and
                                       -4-

Tower Class C Common Stock into which the shares of ARS Common Stock, theretofore represented by the Certificates so surrendered, shall have been converted pursuant to the provisions of Section 3.1(c)(i), and the Certificates so surrendered shall be canceled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of ARS Common Stock for any shares of ARS Common Stock or Tower Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

         (c) Promptly following the date which is six (6) months after the Closing Date, the Exchange Agent shall deliver to ARS all cash, certificates (including any ARS Common Stock and ATS Mergercorp Class A Common Stock) and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar
Laws) receive in exchange therefor the Tower Merger Consideration to which such holder is entitled, without any interest thereon. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of ARS Common Stock for any ARS Common Stock or Tower Common Stock delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

         (d) No certificates or scrip representing fractional shares of ARS Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of ARS. As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of shares of ARS Common Stock delivered to the Exchange Agent by ARS pursuant to Section 3.2(a) over (ii) the aggregate number of whole shares of ARS Common Stock to be distributed to holders of the Certificates pursuant to
Section 3.2(b) (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of the Certificates, shall sell the Excess Shares at then prevailing prices on the NYSE all in the manner provided in this Section 3.2((d). The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The proceeds from such sale or sales available for distribution to the holders of Certificates shall be reduced by the compensation payable to the Exchange Agent and the expenses incurred by the Exchange Agent, in each case, in connection with such sale or sales of the Excess Shares, including all related commissions, transfer taxes and other out-of-pocket transaction costs. Until the net proceeds of such sale or sales have been distributed to the holders of the Certificates, the Exchange Agent shall hold such proceeds in trust for the holders of the Certificates (the "Common Shares Trust"). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of a Certificate shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common
Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of a Certificate is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of the Certificates are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of the Certificates in lieu of any fractional share interests, the Exchange Agent shall make available such amounts, without interest, to such holders of the Certificates who have surrendered their Certificates in accordance with this
Article III.

         (e) If the Tower Merger Consideration (or any portion thereof) is to be paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the payment of the Tower Merger Consideration that the Certificate so surrendered shall be properly endorsed or accompanied by appropriate stock powers (with signatures guaranteed in accordance with the transmittal form) and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Exchange Agent any transfer or other Taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not required to be paid.

         (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other reasonable conditions as the Board of Directors of the Surviving Corporation may impose, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Certificate the Tower Merger Consideration deliverable in respect thereof as determined in accordance with this Article. When authorizing such issue of the Tower Merger Consideration in exchange therefor, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond or other surety in such sum as it may reasonably direct as indemnity against any Claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

         (g) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on ARS Common Stock shall be paid with respect to any whole shares of ARS Common Stock or Tower Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of Applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the shares of ARS Common Stock and Tower Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of ARS Common Stock or Tower Common Stock, as the case may be, and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of ARS Common Stock or Tower Common Stock, as the case may be, less the amount of any withholding taxes which may be required thereon.

         (h) ARS shall be entitled to, or shall be entitled to cause the Exchange Agent to, deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of ARS Common Stock such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by ARS or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of ARS Common Stock in respect of which such deduction and withholding was made by ARS or the Exchange Agent.


                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF ATS MERGERCORP

         ATS Mergercorp hereby represents, warrants and covenants to, and agrees with, ARS as follows:

         (a) ATS Mergercorp is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted, with full power and authority (corporate and other) to carry on the business in which it is engaged, except where the failure to be so qualified and in good standing, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on ATS Mergercorp.

         (b) ATS Mergercorp has all requisite power and authority (corporate and other) to execute, deliver and perform its obligations under this Agreement and each Collateral Document executed or required to be executed by ATS Mergercorp pursuant hereto or thereto or to consummate the Tower Merger, and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of ATS Mergercorp, other than the approval of the sole stockholder of ATS Mergercorp contemplated by this Agreement. This Agreement has been duly executed and delivered by ATS Mergercorp and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Tower Merger when executed and delivered by ATS Mergercorp will constitute, valid and binding obligations of ATS Mergercorp, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. The provisions of Section 203 of the DCL will not apply to this Agreement or the Tower Merger. As of the date hereof, the Board of Directors of ATS Mergercorp, at a meeting duly called and held at which a quorum was present throughout, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including without limitation the Tower Merger, are fair to and in the best interests of the holder of the ATS Mergercorp Common Stock and have approved the same, and (ii) resolved to recommend that the sole stockholder of ATS Mergercorp approve this Agreement and the transactions contemplated hereby, including without limitation the Tower Merger.

         (c) Except for such consents, the failure of which to obtain would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on ATS Mergercorp, the execution and delivery by ATS Mergercorp of this Agreement and any Collateral Document executed or required to be executed by it pursuant hereto or thereto, do not, and the consummation by ATS Mergercorp of the Tower Merger and compliance with the terms, conditions and provisions hereof or thereof by ATS Mergercorp will not:

                  (i) conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of ATS Mergercorp or any Applicable Law applicable to ATS Mergercorp, or conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Indebtedness for Money Borrowed of ATS Mergercorp, except for such conflicts, breaches, violations or accelerations that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on ATS Mergercorp; or

                  (ii) result in or permit the creation or imposition of any Lien upon any property now owned or leased by ATS Mergercorp; or

                  (iii) require any Governmental Authorization or Governmental Filing or Private Autho rization, except for the FCC Consents, filings under the Hart-Scott-Rodino Act, and other filing requirements under Applicable Law in connection with the consummation of the Tower Merger.

                                    ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF ARS

         ARS hereby represents, warrants and covenants to, and agrees with, ATS Mergercorp as follows:

         (a) ARS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted, with full power and authority (corporate and other) to carry on the business in which it is engaged, except where the failure to be so qualified or in good standing, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on ARS.

         (b) ARS has all requisite power and authority (corporate and other) to execute, deliver and perform its obligations under this Agreement and each Collateral Document executed or required to be executed by ARS pursuant hereto or thereto or to consummate the Tower Merger, and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of ARS, other than the approval of the ARS stockholders contemplated by this Agreement. This Agreement has been duly executed and delivered by ARS and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Tower Merger when executed and delivered by ARS will constitute, valid and binding obligations of ARS, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. The provisions of Section 203 of the DCL will not apply to this Agreement or the Tower Merger. As of the date hereof, the Board of Directors of ARS, at a meeting duly called and held at which a quorum was present throughout, has unanimously
(i) determined that this Agreement and the transactions contemplated hereby, including without limitation the Tower Merger, are fair to and in the best interests of the holders of the ARS Common Stock and have approved the same, and
(ii) resolved to recommend that the ARS stockholders approve this Agreement and the transactions contemplated hereby, including without limitation the Tower Merger.

         (c) Except for consents and authorizations, the failure of which to obtain, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on ARS, the execution and delivery by ARS of this Agreement and any Collateral Document executed or required to be executed by it pursuant hereto or thereto do not, and the consummation by ARS of the Tower Merger, and compliance with the terms, conditions and provisions hereof or thereof by ARS will not:

                  (i) conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of ARS or any Applicable Law, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Indebtedness for Money Borrowed of ARS, except for such conflicts, breaches, violations or accelerations that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on ARS; or

                  (ii) result in or permit the creation or imposition of any Lien upon any property now owned or leased by ARS; or

                  (iii) require any Governmental Authorization or Governmental Filing or Private Autho rization, except for the FCC Consents, filings under the Hart-Scott-Rodino Act, and other filing requirements under Applicable Law in connection with the consummation of the Tower Merger.


                                    ARTICLE 6

                               CLOSING CONDITIONS

         6.1 Conditions to Obligations of Each Party to Effect the Tower Merger. The respective obligations of each party to effect the Tower Merger shall, except as hereinafter provided in this Section, be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) The CBS Merger shall not have been consummated by 11:59 p.m. on May 31, 1998;

                  (b) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of ARS and ATS Mergercorp under Applicable Law;

                  (c) The waiting period applicable to the consummation of the Tower Merger under the Hart-Scott-Rodino Act shall have expired or been terminated; and

                  (d) No Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that remains in effect and restrains, enjoins or otherwise prohibits consummation of the Tower Merger.

         6.2 Conditions to Obligations of ATS Mergercorp. The obligation of ATS Mergercorp to effect the Tower Merger shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) The representations and warranties of ARS set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date except (i) to the extent such representations and warranties expressly speak as of an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date) and (ii) to the extent that the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not have a Material Adverse Effect on ARS; provided, however, that for the purpose of this clause (ii), representations and warranties that are qualified as to materiality (including by reference to "Material Adverse Effect") shall not be deemed to be so qualified;

                  (b) ARS shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and

                 (c) Between the date of this Agreement and the Closing Date, except as contemplated by this Agreement, as the case may be, there shall not have occurred and be continuing any Material Adverse Change in ARS.

         6.3 Conditions to Obligations of ARS. The obligation of ARS to effect the Tower Merger shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) The representations and warranties of ATS Mergercorp set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date except (i) to the extent such representations and warranties expressly speak as of an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date) and (ii) to the extent that the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not have a Material Adverse Effect on ATS Mergercorp; provided, however, that for the purpose of this clause
         (ii), representations and warranties that are qualified as to materiality (including by reference to "Material Adverse Effect") shall not be deemed to be so qualified;

                  (b) ATS Mergercorp shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and

                  (c) The Board of Directors of ARS shall not have determined to abandon the Tower Merger.


                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement shall terminate automatically, without any action of either of the parties, upon consummation of the CBS Merger and may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of ARS:

                  (a) by mutual written consent of ARS and ATS Mergercorp;

                  (b) by either ATS Mergercorp or ARS if any Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law that shall have become final and nonappealable and that restrains, enjoins or otherwise prohibits consummation of the Tower Merger, unless the party seeking such restraint injunction or prohibition or any Affiliate thereof was the terminating party; and

                  (c) by ARS in the event it  determines  to  abandon  the Tower
         Merger  as  not  being  in  the  best   interests  of  the  ARS  common
         stockholders.

The term "Termination Date" shall mean December 31, 1998, as such date may from time to time be extended by mutual agreement of the parties.

         7.2 Effect of Termination. Except as provided in Section 8.3 (Fees, Expenses and other Payments), in the event of the termination of this Agreement pursuant to Section 7.1, or in the event the Tower Merger shall not have become effective prior to the end of business on the day prior to the Termination Date, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party, or any of its respective stockholders, officers or directors, to the other.


                                    ARTICLE 8

                               GENERAL PROVISIONS

         8.1 Amendment. This Agreement may be amended from time to time by the parties hereto at any time prior to the Closing Date but only by an instrument in writing signed by the parties hereto and, subject, to Applicable Law.

         8.2 Waiver. At any time prior to the Closing Date, except to the extent not permitted by Applicable Law, ATS Mergercorp or ARS may, either generally or in a particular instance and either retroactively or prospectively, extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the provisions of Section 7.1, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and waive compliance by the other with any of the agreements, covenants, conditions or other provision contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         8.3 Fees, Expenses and Other Payments. All costs and expenses incurred in connection with the negotiation, preparation, performance and enforcement of this Agreement (including all fees and expenses of counsel, financial advisors, accountants, and other consultants, advisors and representatives for all activities of such persons undertaken pursuant to this Agreement) incurred by the parties hereto shall be borne by ARS.

         8.4 Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, postage prepaid, or by recognized courier service, (b) sent by telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid, or by recognized courier service) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if, other than an individual, shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

         (a) If to ATS Mergercorp:

               ATS Mergercorp Merger Corporation
               116 Huntington Avenue
               Boston, Massachusetts 02116
               Attention: Steven B. Dodge, President and Chief Executive Officer Telecopier No.: (617) 375-7575
               with a copy to:

               Sullivan & Worcester LLP
               One Post Office Square
               Boston, Massachusetts 02109
               Attention:  Norman A. Bikales, Esq.
               Telecopier No.:  (617) 338-2880

         (b) If to ARS:

               American Radio Systems Corporation
               116 Huntington Avenue
               Boston, Massachusetts 02116
               Attention: Steven B. Dodge, President and Chief Executive Officer Telecopier No.: (617) 375-7575

               with a copy to:

               Sullivan & Worcester LLP
               One Post Office Square
               Boston, Massachusetts 02109
               Attention:  Norman A. Bikales, Esq.
               Telecopier No.:  (617) 338-2880

or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         8.5 Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement or any Collateral Document, the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in Article 7, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the post ing of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting each party from pursuing any other remedies available to it under Applicable Law or pursuant to the provisions of this Agreement for such breach or threatened breach, including without limitation the recovery of damages, including, to the extent awarded in any Legal Action, punitive, incidental and consequential damages (including without limitation damages for diminution in value and loss of anticipated profits) or any other measure of damages permitted by Applicable Law.

         8.6 Survival of Representations, Warranties, Covenants and Agreements. None of the representations and warranties in this Agreement shall survive the Tower Merger, and after effectiveness of the Tower Merger neither of the parties or their respective officers, directors or stockholders shall have any further obligation with respect thereto.

         8.7 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Tower Merger is fulfilled and consummated to the maximum extent possible.

         8.8   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         8.9 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         8.10 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the Applicable Laws of the United States of America and the laws of the State of Delaware applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction. Anything in this Agreement to the contrary notwithstanding, in the event of any dispute between the parties which results in a Legal Action, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement for reasonable legal fees and expenses incurred by such prevailing party in such Legal Action.

         8.11 Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such Collateral Documents and other assurances, as the other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         8.12 Entire Agreement; No Other Representations or Agreements. This Agreement (together with the other Collateral Documents delivered or to be delivered in connection herewith) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, undertakings, inducements, representations, warranties and negotiations, expressed or implied, oral or written, between the parties, with respect to the subject matter hereof. Each of the parties is a sophisticated legal entity that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Each of the parties hereby acknowledges that (a) neither party has relied or will rely in respect of this Agreement or the transactions
                                      -13-
contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement (including the other Collateral Documents) or such of the foregoing as are delivered at the Closing, (b) there are no covenants or agreements by or on behalf of either party hereto or any of its respective Affiliates or representatives other than those expressly set forth in this Agreement and the Collateral Documents, and (c) the parties' respective rights and obligations with respect to this Agreement and the events giving rise thereto will be solely as set forth in this Agreement and the Collateral Documents. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER ARS NOR ATS Mergercorp MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         8.13 Assignment. This Agreement shall not be assignable by any party and any such assignment shall be null and void, except that it shall inure to the benefit of and be binding upon any successor to each party by operation of Law, including by way of merger, consolidation or sale of all or substantially all of its assets, and each party may assign its rights and remedies hereunder to any bank or other financial institution which has loaned funds or otherwise extended credit to it.

         8.14 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in
Section 8.13.







                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, ARS and ATS Mergercorp have caused this Agreement and Plan of Merger to be executed, pursuant to the authority and approval of each of their respective Boards of Directors, as of the date first written above by their respective officers thereunto duly authorized.

                              American Radio Systems Corporation


                              By: /s/ Steven B. Dodge
                                Name: Steven B. Dodge
                                Title: Chairman of the Board, President and Chief Executive Officer

                              ATS Merger Corporation



                              By: /s/ Steven B. Dodge
                                Name: Steven B. Dodge
                                Title: Chairman of the Board, President and
                                       Chief Executive Officer

                                                                 APPENDIX A

                                   DEFINITIONS


         Adverse, Adversely, when used alone or in conjunction with other terms (including without limitation "Affect," "Change" and "Effect") shall mean any Event that has adversely affected or is reasonably likely to adversely affect
(a) the validity or enforceability of this Agreement or the likelihood of consummation of the Tower Merger, or (b) the financial condition or results of operation of the ATS Mergercorp and its Subsidiaries, taken as a whole, or the ARS and its Subsidiaries, taken as a whole, as the case may be, or (c) ARS' or ATS Mergercorp', as the case may be, ability to fulfill its obligations under the terms of this Agreement. Notwithstanding the foregoing, and anything in this Agreement to the contrary notwithstanding, neither (i) any Event affecting the radio broadcasting industry or the national or any regional or market economy generally.

         Affiliate, Affiliated shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust.

         Agreement shall have the meaning given to it in the third "Whereas" paragraph and shall include any amendments executed and delivered by the parties pursuant to the provisions of Section 8.1.

         American Tower Systems shall have the meaning given to it in Section 3.1(c)(i).

         Applicable Law shall mean, with respect to any Person, any Law of any Authority, whether domestic or foreign, to which such Person is subject or by which it or any of its business or operations is subject or any of its property or assets is bound.

         ARS shall have the meaning given to it in the Preamble.

         ARS Class A Common Stock shall have the meaning given to it in Section 3.1(c).

         ARS Class B Common Stock shall have the meaning given to it in Section 3.1(c).

         ARS Class C Common Stock shall have the meaning given to it in Section 3.1(c).

         ARS Common Stock shall have the meaning given to it in Section 3.1(c).

         ARS Conversion Fraction shall have the meaning given to it in Section 3.1(c)(ii).

         ARS  Convertible  Preferred Stock shall have the meaning given to it in
Section 3.1(b).

         ARS  Cumulative  Preferred  Stock shall have the meaning given to it in
Section 3.1(a).

         ATS Mergercorp shall have the meaning given to it in the Preamble.

         ATS  Mergercorp  Common  Stock  shall have the  meaning  given to it in
Section 3.1(d).

         Authority shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

         CBS shall have the meaning given to it in the first "Whereas" paragraph.

         CBS Merger shall have the meaning given to it in the first "Whereas" paragraph.

         CBS Sub shall have the meaning given to it in the first "Whereas" paragraph.

         Certificate  of Merger  shall have the  meaning  given to it in Section
2.3.

         Certificates shall have the meaning given to it in Section 3.2(b).

         Closing shall have the meaning given to it in Section 2.2.

         Closing Date shall have the meaning given to it in Section 2.2.

         Code shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Collateral Document shall mean any agreement, certificate, contract, instrument, notice, opinion or other document delivered pursuant to the provisions of this Agreement.

         Common  Shares  Trust  shall  have the  meaning  given to it in Section
3.2(d).

         Control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         DCL shall have the meaning given to it in Section 2.1.

         Effective Time shall have the meaning given to it in Section 2.3.

         Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Event shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         Excess Shares shall have the meaning given to it in Section 3.2(d).

         Exchange Agent shall have the meaning given to it in Section 3.2(a).

         Exchange Agent Agreement shall have the meaning given to it in Section 3.2(a).

         FCC Consents means actions by the FCC (including the Chief, Mass Media Bureau, acting under delegated authority) granting its consent to the transfer of control of the American FCC Licenses for each of the American Stations to Mergeparty as contemplated by this Agreement whether or not such consent has become a Final Order.

         Governmental Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities, including the FCC Licenses, issued by the FCC, the Federal Aviation Administration and any other Authority in connection with the conduct of business or operations of any of the Stations.

         Governmental Filings shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         Hart-Scott-Rodino Act shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Law shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation.

         Legal Action shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, hearings, investigations, proceedings or suits, at law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, by or before any Authority, against such Person or involving any of such Person's business or assets.

         Lien shall mean any of the following: mortgage; lien (statutory or other) or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; or restriction on sale, transfer, assignment, disposition or other alienation.

         Material, Materially or materiality for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Merger shall have the meaning given to it in the third "Whereas" paragraph.

         Merger Consideration shall have the meaning given to it in Section 3.1(e )(ii).

         NYSE shall have the meaning given to it in Section 3.1(c).

         Organic Document shall mean, with respect to a Person which is a corporation, its charter, its by-laws and all stockholder agreements, voting trusts and similar arrangements applicable to any of its capital stock and, with respect to a Person which is a partnership, its agreement and certificate of partnership, any agreements among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof).

         Person shall mean any natural individual or any Entity.

         Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to copyrights, computer software programs, patents, service marks, trademarks, trade names, technology and know-how.

         Regulations shall mean the federal income tax regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations, and all references to temporary Regulations shall be deemed also to refer to any corresponding provisions of final Regulations.

         Representatives shall have the meaning given to it in Section 6.1(a).

         Restated Merger Agreement shall have the meaning given to it in the second "Whereas" paragraph.

         Subsidiary shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         Surviving  Corporation  shall have the  meaning  given to it in Section
2.1.

         Tax (and "Taxable," which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other, including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to tax or additional amounts imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) of this definition, and
(c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Taxing   Authority  shall  mean  any  Authority   responsible  for  the
imposition of any Tax.

         Termination Date shall have the meaning given to it in Section 7.1.

         Tower  Class A  Common  Stock  shall  have the  meaning  given to it in
Section 3.1(c)(i).

         Tower  Class B  Common  Stock  shall  have the  meaning  given to it in
Section 3.1(c)(i).

         Tower  Class C  Common  Stock  shall  have the  meaning  given to it in
Section 3.1(c)(i).

         Tower Common Stock shall have the meaning given to it in Section 3.1(c)(i).